Exhibit 10.12

MEDICAL DENTAL BUILDING
LEASE AGREEMENT

BETWEEN

GRE 509 OLIVE LLC,

LANDLORD

AND

ONVIA, INC.,

TENANT

- -

MEDICAL DENTAL BUILDING
LEASE AGREEMENT
(Base Year)

Landlord hereby leases to Tenant and Tenant hereby leases and accepts from Landlord the premises hereinafter described in the terms and conditions set forth in this Lease Agreement, hereinafter called “this Lease”.
BASIC LEASE PROVISIONS

A.	Lease Date:	July 31, 2007

B.	Landlord:	GRE 509 OLIVE LLC

C.	Tenant:	Onvia, Inc.

D. Reserved

E.	Property/Building:
The project including parking facilities on property particularly described Exhibit “A” (the “Property”), commonly known as the Medical Dental Building; (the “Building”), located at 509 Olive Way, Seattle, King County, Washington 98101.

F.	Premises Rentable Area:	The area shown on Exhibit “B,” containing approximately 35,000 rentable square feet (“RSF”), known as Suites 400 and 501, located on the 4th& 5th floors of the Building.

G.	Building Rentable Area:	293,916 RSF.

H.	Tenant’s Pro Rata Share:	11.91%

I.	Permitted Use:	Solely for use for general office and call center purposes and for no other use or purpose.

J.	Initial Term:	Approximately ninety-three (93) months, commencing on the Lease Commencement Date and terminating on the Expiration Date.

K.	Extension Option:	One (1) option of five (5) years (the “Extended Term”). The Initial Term, together with the Extended Term if duly exercised by Tenant, are referred to collectively in this Lease as the “Lease Term”.

L.	Possession Date(s):
The date as to each portion of the Premises on which Landlord provides access thereto to Tenant so that Tenant may enter thereon and perform the Tenant’s Work described in Exhibit “C” attached hereto. The projected Possession Dates are as follows: 4th floor by August 20, 2007; 5th floor (excluding Suite 550) by October 1, 2007; Suite 550 by November 15, 2007.

M.	Lease Commencement Date:	The later to occur of (i) the date that is one hundred twenty (120) days after the actual Possession Date as to the 5th floor portion of the Premises, excluding Suite 550, or (ii) January 1, 2008.

N.	Expiration Date:	11:59 p.m. on the last day of the ninety-third (93rd) calendar month following the month in which the Lease Commencement Date occurs.

O.  Minimum Rent
Commencement Date:	The Lease Commencement Date.

P. Minimum Monthly Rent:
Lease Months	Premises Area (RSF)	Annual Minimum Rental Rate	Annual Minimum Rent	Minimum Monthly Rent
1-9	35,000	Abated	Abated	Abated
10-12	35,000	$25.00	$875,000.00	$72,916.67
13-24	35,000	$25.75	$901,250.00	$75,104.17
25-36	35,000	$26.52	$928,287.50	$77,357.29
37-48	35,000	$27.32	$956,136.13	$79,678.01
49-60	35,000	$28.14	$984,820.21	$82,068.35
61-72	35,000	$28.98	$1,014,364.82	$84,530.40
73-84	35,000	$29.85	$1,044,795.76	$87,066.31
85-93	35,000	$30.75	$1,076,139.63	$89,678.30

Q.	Security Deposit:	$538,069.80

R.	Base Year:	Calendar year 2008.

S.	Parking:
Landlord shall provide and Tenant shall pay for thirty (30) unreserved parking spaces in the underground parking garage serving the Building, at market rates then being charged by the operator thereof and all taxes applicable thereto.

T. Landlord’s Address for Notices:  c/o Goodman Real Estate, Inc.
509 Olive Way, Suite 1062
Seattle, WA 98101
Attention: Tim Dickerson

U. Landlord’s Address for Rent
Payments:	c/o Goodman Real Estate, Inc.
509 Olive Way, Suite 1062
Seattle, WA 98101
Attention: Tim Dickerson

V.	Tenant’s Address for Notices:

Prior to the Commencement
Date:	1260 Mercer Street
Seattle, WA 98109

Attn: SoYoung Kwon

After the Commencement
Date:	The Premises

W.	Landlord’s Broker:	CB Richard Ellis, Inc.

X.	Tenant’s Broker:	The Staubach Company

ARTICLE 1

PREMISES

1.1 Construction; Suitability

The initial improvements to the Premises shall be constructed pursuant to Exhibit “C” attached hereto. Landlord shall have no other obligation to perform any construction or other work to the interior or exterior of the Premises or elsewhere at the Property unless expressly set forth in Exhibit “C”. Except as expressly provided herein, Tenant acknowledges that neither Landlord, nor any agent or representative of Landlord, has made any representation or warranty with respect to the suitability of the Premises for the use set forth in the Basic Lease Provisions, and that Tenant has entered into this Lease based solely upon its own investigation and inspection of the Property and the Premises. Landlord does not represent, and Tenant does not rely on the fact that any specific tenant or tenants will occupy space in the Property during the Term of this Lease. Landlord reserves and excepts from the Premises the roof and exterior walls of the Building of which the Premises are a part.

1.2 Location

The parties acknowledge that Exhibit “A” describes the current perimeter of the Property and sets forth a general layout of the Property, and shall not be deemed a representation by Landlord that the Property shall always be constructed as indicated thereon or that any tenants or occupants designated by name or nature of business thereon shall conduct business in the Property during the Term of this Lease; and, subject to compliance with all applicable laws and governmental requirements and provided that there is reasonable access to the Premises, Landlord may in its sole discretion increase, decrease or change the number, location, and dimensions of the buildings, the premises therein, driving lanes, driveways, walkways, parking places and other improvements shown on Exhibit “A,” and Landlord reserves the right to make additions and alterations, including the addition of pay telephones, to all buildings constructed in the Property, and to change the name of the Building, the Property, or any of the other buildings thereon from time to time. References to “this Lease” include all exhibits and matters incorporated by reference as part of this Lease. In the event a portion of the Premises, Building, or Property is damaged or any other event or change occurs which alters the RSF of any or all of the foregoing, Landlord may appropriately adjust the foregoing areas and Tenant’s Pro Rata Share thereof. Following completion of any Landlord’s Work described in Exhibit “C”, Landlord shall remeasure the Premises and reserves the right to remeasured the Building in accordance with provisions of the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996) (the “BOMA Standard”) applicable to multi-tenant office buildings, to establish the RSF thereof, and appropriate adjustments (if any) shall be made to Minimum Monthly Rent, Tenant’s Pro Rata Share, and other terms of this Lease dependent on the RSF of the Premises and/or Building. Tenant shall be deemed to have accepted any such remeasurement and/or adjustment unless Tenant objects to same within thirty (30) days after receipt of notice thereof from Landlord. After the initial measurement of the Premises as described above, in the event of any additional change in the RSF of the Premises and/or Building caused by a change in the BOMA Standard or otherwise, the Minimum Monthly Rent shall not be increased by more than 102% of the amounts set forth in the Basic Lease Provisions as a result of any such remeasurement of the Building or Premises.

1.3 Rooftop Antenna

Tenant may, at its risk and expense and at no additional rent, install the Satellite Dish (as hereinafter defined) and/or Antenna System (as hereinafter defined) on the roof of the Building in the area thereon designated by Landlord (the “Satellite Dish Area”), which Satellite Dish Area shall contain approximately not more than 100 square feet of space (i.e., a 10 foot by 10 foot area), but which area shall permit the Satellite Dish and/or Antenna System to transmit and receive reception without interference. As used herein, the term “Satellite Dish” shall mean the satellite dish and related wiring and equipment hereafter approved in writing by Landlord to be located within the Satellite Dish Area only, and the term “Antenna System” shall mean the antenna system and related wiring and equipment hereafter approved in writing by Landlord to be located within the Satellite Dish Area and connected through the Building to the Premises. The Satellite Dish and/or Antenna System (a) may only be used by Tenant and any Permitted Transferee, and (b) shall not cause unacceptable load bearing burdens with respect to the applicable portions of the roof or otherwise impair the coverage of Landlord’s roof warranty. Neither the Satellite Dish nor the Antenna System shall be used for or on behalf of any persons or entities other than Tenant or any Permitted Transferee (i.e., the Satellite Dish and Antenna System shall not be used for any commercial or other for-profit use which is not related to Tenant’s or a Permitted Transferee’s business). Prior to installing the Satellite Dish and/or Antenna System in the Satellite Dish Area, Tenant shall submit to Landlord for its approval plans and specifications which (1) specify in detail the design, location and size of the Satellite Dish or the equipment comprising the Antenna System, as applicable, and (2) are sufficiently detailed to allow for the installation of the Satellite Dish and/or Antenna System and in a good and workmanlike manner and in accordance with all laws applicable thereto. Prior to installing the Satellite Dish or the equipment comprising the Antenna System, as applicable, in the Satellite Dish Area, Tenant must also satisfy the following conditions precedent: (x) Tenant shall have obtained the written approval of Landlord required by the preceding sentence, which approval will not be unreasonably withheld, conditioned or delayed; and (y) Tenant shall have obtained and be maintaining all permits and/or approvals required by applicable laws with respect to the installation, maintenance and operation of the Satellite Dish and/or Antenna System and shall have provided Landlord with sufficient evidence of the existence of such permits and/or approvals. If Tenant satisfies the conditions precedent set forth above, Tenant shall install (in a good and workmanlike manner), maintain and use the Satellite Dish and/or Antenna System in accordance with all laws. Tenant will make no penetration through the roof of the Building without Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. After installing the Satellite Dish and/or Antenna System, Tenant shall maintain all permits necessary for the maintenance and operation thereof and operate and maintain the same in such a manner so as not to unreasonably interfere with any other then-existing satellite, antennae, or other transmission facility on the Building’s roof or in the Building. Landlord may require, in its commercially reasonable discretion, that Tenant, at Tenant’s sole cost and expense, screen the Satellite Dish and/or Antenna System with screening reasonably approved in writing by Landlord, which screening shall compliment the architectural design of the Building and shall be coordinated with Landlord’s architect. Tenant shall, at its risk and expense, remove the Satellite Dish and Antenna System (including all wiring and/or cabling related thereto) and all screening applicable thereto from the Property prior to expiration or termination of this Lease.

1.4 Access

Subject to the terms and conditions of this Lease, Tenant shall have access to the Premises and the Building twenty-four (24) hours a day, seven (7) days a week, and fifty-two (52) weeks a year.

1.5 Right of First Offer

Tenant shall have, during the Term hereof, a continuous right of first offer to lease additional space contiguous to the Premises on the 5th and 6th Floors of the Building (the “ROFO Space”). Tenant’s right of first offer shall be subject and subordinate to all leases, options and rights of other third parties in existence as of the date of mutual execution hereof. If at any time during the initial Term, Landlord shall receive a bona fide offer from any third party to lease all or any part of the ROFO Space, which offer Landlord shall desire to accept, or all or any part of the ROFO Space becomes available for lease, then Landlord shall promptly notify Tenant of the existence of such offer (but Landlord shall not be obligated to disclose the economic or other terms of the third party offer) or the availability of such portion of the ROFO Space for lease. Tenant may, within ten (10) business days thereafter, elect by written notice to Landlord to lease the ROFO Space on the same terms and conditions as those set forth in this Lease, including as to the Tenant Allowance, which shall be prorated based on the remaining term of this Lease at the time the ROFO Space is added to the Premises demised hereby, provided that no free/abated rent periods shall apply. Failure of Tenant to exercise the foregoing right within the prescribed time period above shall constitute a waiver of Tenant’s right as to that offer with respect to the ROFO Space mentioned in Landlord’s notice, and Landlord shall have the right to lease the ROFO Space in Landlord’s sole discretion. If Tenant duly elects to exercise its right of first offer as aforesaid, Landlord shall prepare, and Tenant shall promptly execute, an amendment to this Lease to memorialize such election, provided, however, that failure of Tenant to execute such amendment shall not affect the binding nature of Tenant’s election to exercise the right of first offer as aforesaid. The right described in this paragraph is personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, and is not assignable separate and apart from this Lease.

1.6 Delay in Delivery

If Landlord fails to deliver 4th and 5th floor (excluding Suite 550) of the Premises by the date that is seven (7) days after the Possession Date specified in the Basic Lease Provisions or fails to complete Landlord’s Work by September 3, 2007, with respect to the 4th floor or by October 1, 2007, with respect to the 5th floor (excluding Suite 550), then, as Tenant’s sole remedies therefor, (a) when Tenant becomes obligated to pay Minimum Monthly Rent hereunder, Tenant shall receive an abatement against such Minimum Monthly Rent of $5,000 per calendar day for each day of delay after the end of the foregoing 7-day period as liquidated damages, and (b) the nine-month rent abatement period specified in Paragraph P of the Basic Lease Provisions shall be extended one (1) day for each day of delay. If Landlord fails to deliver Suite 550 with Landlord’s Work completed by the Possession Date specified in the Basic Lease Provision then, as Tenant’s sole remedies therefor, when Tenant becomes obligated to pay Minimum Monthly Rent hereunder, Tenant’s obligation to pay Minimum Monthly Rent shall abate by an amount equal to one day of Minimum Rent multiplied by a percentage which is the ratio that the RSF of Suite 550 bears to the RSF of the entire Premises for each day of delay (such abatement to be in addition to any abatement accrued or accruing under subsection (a) above). Landlord and Tenant agree that the foregoing sums are their best estimate of the daily damages that Tenant will incur as a result of Landlord’s failure to deliver the Premises. Additionally, if, for any reason other than delays caused by Tenant, Landlord fails to deliver possession of the Premises (excluding Suite 550) to Tenant with all Landlord’s Work substantially completed by December 15, 2007, then Tenant may elect as its sole remedy to terminate this Lease by written notice given to Landlord on or before December 31, 2007. In such case, all deposits and other amounts paid by Tenant to Landlord shall be refunded to Tenant. If Tenant fails to deliver such notice of termination by the foregoing deadline, Tenant’s right to terminate for such failure shall be forever waived.

1.7 Exhibits

The following drawings and special provisions are attached as exhibits and made a part of this Lease:

Exhibit “A” - Legal Description
Exhibit “B” - Space Plan
Exhibit “C” - Workletter
Exhibit “D” - Rules and Regulations
Exhibit “E” - Delivery of Premises
Exhibit “F” - Form of Letter of Credit

Article 2

BUSINESS RIGHTS AND RESTRICTIONS
2.1 Use

The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions and for no other purpose or use whatsoever.

2.2 Restrictions

Tenant shall not, without Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion: (a) conduct any auction or bankruptcy sales; (b) conduct any fire sale; (c) conduct any close-out sale except at the expiration of the Lease Term; (d) sell any so-called “surplus”, “Army and Navy”, or “secondhand” goods, as those terms are generally used at this time and from time to time hereafter; (e) permit anything to be done on the Premises which will in any way obstruct, interfere with or infringe on the rights of other occupants or invitees of the Property; (f)  install any automated teller or cash machines (“ATMs”), appliances, video games, arcade games, pinball machines, or pay telephones in or about the Premises; or (g) bring or keep on the Premises any item or thing or permit any act thereon which is prohibited by any law, statute, ordinance or governmental regulation now in force or hereinafter enacted or promulgated, or which is prohibited by any Standard form of fire insurance policy.

ARTICLE 3

TERM

3.1 Duration

The Term hereof shall commence on the Lease Commencement Date defined in the Basic Lease Provisions and shall terminate on the Expiration Date defined in the Basic Lease Provisions, unless earlier terminated or extended as set forth elsewhere herein. Tenant agrees to execute a certificate confirming the date of the Lease Commencement Date in the form of the certificate attached hereto as Exhibit “E”, which certificate shall be initialed by Landlord and attached to, and incorporated into, this Lease. Beginning on the Possession Date, Tenant and its agents, contractors, architects, and consultants shall have access to the Premises to fixturize and otherwise ready the Premises for the commencement of Tenant’s business therein, provided that Tenant does not unreasonably interfere with or delay Landlord in the prosecution of Landlord’s Work. Commencing on the date of mutual execution hereof, Tenant and Landlord shall comply with each and every term, covenant, condition and provision of this Lease, excepting only those provisions pertaining to Tenant’s obligation to pay Minimum Monthly Rent, which obligation shall commence on the Rent Commencement Date described in the Basic Lease Provisions. In connection therewith, Tenant acknowledges and agrees that certain obligations under various articles hereof shall commence prior to the Lease Commencement Date (i.e., construction obligations, hold harmless, liability insurance, etc.), and Tenant agrees to be bound by these articles prior to the Lease Commencement Date. Notwithstanding anything herein to the contrary, Tenant’s obligations under this Lease are expressly conditioned upon termination of Tenant’s existing lease with Blume Yale Limited Partnership upon terms and conditions satisfactory to Tenant in its discretion. Promptly upon execution of such termination agreement, Tenant shall provide Landlord proof thereof. If the foregoing condition is not satisfied within fifteen (15) business days following execution of this Lease, either party may terminate this Lease by providing three (3) days written notice. If either Tenant or Landlord elect to terminate this Lease, Tenant will reimburse Landlord for (a) the actual hard and soft costs incurred by Landlord in relocating the existing tenants necessary for Tenant’s occupancy of the Premises, and (b) the actual hard and soft costs incurred by Landlord in performing Landlord’s Work. The aforementioned costs shall not exceed $50,000. Along with all other obligations that survive termination of this Lease, Tenant’s obligations under the immediately preceding sentence and the obligations of Tenant under Article 28 shall expressly survive termination of this Lease.

3.2 Option to Extend

Provided that Tenant is not in default at the time of Tenant’s exercise notice described below, or at the time of commencement of the Extended Term defined below, Tenant shall have the right to extend the term of this Lease for one (1) period of five (5) years (the “Extended Term”). Tenant may exercise its extension option by delivering to Landlord written notice of Tenant’s intention to exercise such option (the “Option Notice”) not earlier than twelve (12) months and not later than nine (9) months prior to the Expiration Date of the Initial Term. Such Extended Term shall be on all of the terms and conditions contained in this Lease, except (i) Minimum Monthly Rent shall be adjusted as set forth below; and (ii) there shall be no free rent periods, tenant improvement or design allowances or further extension options. The option to extend the Term of this Lease is exercisable only by the original Tenant which is named in the Basic Lease Provisions and an assignee or sublessee pursuant to a Permitted Transfer, and is not assignable or transferable. Once delivered, the Option Notice cannot be cancelled or revoked.

3.3 Extended Term Minimum Monthly Rent

Minimum Monthly Rent during the Extended Term shall be Fair Market Rental Value. The term “Fair Market Rental Value” shall be the rental rate that comparable office space for the same term of the Extended Term would command on the open market at the time of commencement of the Extended Term, taking into account all customary Landlord concessions for new, non-renewal tenants, such as tenant improvement allowances, free/abated rent, and brokerage commissions, determined in the manner set forth below. For purposes hereof, the term “comparable Premises” shall mean office space similar in size and location to the Premises, in comparable buildings, with comparable views, and with similar improvements and amenities.

(i) If Landlord and Tenant cannot agree upon the Fair Market Rental Value of the Premises within twenty (20) days after Landlord’s receipt of the Option Notice, then Landlord and Tenant shall agree within ten (10) days thereafter on one real estate appraiser (who shall be a Member of the American Institute of Real Estate Appraisers or equivalent) who will determine the Fair Market Rental Value of the Premises. If Landlord and Tenant cannot mutually agree upon an appraiser within said ten (10) day period, then one M.A.I. qualified appraiser shall be appointed by Tenant and one M.A.I. qualified appraiser shall be appointed by Landlord within ten (10) days of notice by one party to the other of such disagreement. The two appraisers shall determine the Fair Market Rental Value of the Premises within twenty (20) days of their appointment; provided, however, if either party fails to appoint an appraiser within such ten (10) day period, then the determination of the appraiser first appointed shall be used. The appraisers appointed shall proceed to determine Fair Market Rental Value within twenty (20) days following such appointment. If said appraisers should fail to agree, but the difference in their conclusions as to Fair Market Rental Value is ten percent (10%) or less of the lower of the two appraisals, the Fair Market Rental Value shall be deemed the average of the two.

(ii) If the two appraisers should fail to agree on the Fair Market Rental Value, and the difference between the two appraisals exceeds ten percent (10%) of the lower of the two appraisals, then the two appraisers thus appointed shall appoint a third M.A.I. qualified appraiser, and in case of their failure to agree on a third appraiser within ten (10) days after their individual determination of the Fair Market Rental Value, either party may apply to the Presiding Judge of the Superior Court for King County, Washington, requesting said Judge to appoint the third M.A.I. qualified appraiser. The third appraiser so appointed shall promptly determine the Fair Market Rental Value of the Premises and the average of the appraisals of the two closest appraisers shall be used. The fees and expenses of said third appraiser or the one appraiser Landlord and Tenant agree upon, shall be borne equally by Landlord and Tenant. Landlord and Tenant shall pay the fees and expenses of their respective appraiser if the parties fail to agree on a single appraiser. All M.A.I. appraisers appointed or selected pursuant to this subsection shall have at least ten (10) years experience appraising commercial properties in the downtown Seattle central business district.

(iii) The determination of Fair Market Rental Value pursuant to this paragraph shall be final, conclusive and binding upon both parties.
ARTICLE 4

RENT

4.1 Payment

Tenant shall pay to Landlord without prior demand, abatement, deduction, set-off, counter claim or offset, for all periods during the Lease Term, all sums provided in this Paragraph 4.l and all other additional sums as provided in this Lease, at the address set forth in the Basic Lease Provisions, payable in lawful money of the United States of America on the first day of each month. All sums of money required to be paid pursuant to the terms of this Lease are hereby defined as “rent” or “Rent”, including all sums as provided in Paragraphs 4, 5, 6, 7, 8, and 9 and provided elsewhere in this Lease, whether or not the same are designated as such. All Rent other than Minimum Monthly Rent is sometimes referred to herein as “Additional Rent.”

(a) Minimum Monthly Rent

Commencing on the Rent Commencement Date, Tenant shall pay to Landlord Minimum Monthly Rent at the monthly rate with applicable increases as provided in the Basic Lease Provisions.

(b) Late Fee

If Tenant shall fail to pay when due any installment of Minimum Monthly Rent or any other sums due under this Lease, a late charge equal to the greater of (i) $500, or (ii) five percent (5%) of the overdue amount shall be payable by Tenant to reimburse Landlord for costs relating to collecting and accounting for said late payment(s).

4.2 Lease Year

The term “Lease Year” shall mean each period of twelve (12) or less consecutive months which ends on December 31 of each calendar year during the Lease Term or any Extended Term, and the period from the last December 31 during the Lease Term or any Extended Term to and including the last day of the Lease Term or any Extended Term during the next calendar year. The first and last Lease Years may be less than twelve (12) months.

ARTICLE 5

COMMON AREA

5.1 Definition

The “Common Area” is that area outside the Premises and within the Building or on the land that is provided and designated by Landlord from time to time for the general, non-exclusive use of Landlord, Tenant and other tenants of the Building and their authorized representatives, including without limitation, common entrances, lobbies, corridors, stairways and stairwells, elevators, escalators, public restrooms and other public portions of the Building.

5.2 Use

During the Term hereof, Tenant, its subtenants, concessionaires, licensees, invitees, customers, and employees shall have the nonexclusive right to use the Common Area with Landlord, other owners of portions of the Property, other tenants, and their respective subtenants, concessionaires, licensees, invitees, customers, and employees, subject to the provisions of this Lease.

5.3 Maintenance and Operation

“Operating Expenses” shall include, but not be limited to, the costs and expenses of operating, managing, lighting, repairing, replacing (when repairing will be uneconomic), painting, and maintaining the Common Areas and the remainder of the Property in reasonably good and sanitary order, condition, and repair, including without limitation, the costs and expenses of the following: (l) property management fees; (2) cleaning and removing rubbish and dirt, and recycling expenses; (3) labor costs for personnel performing services in connection with the operation, repair and maintenance of the Common Area or Property and the payroll taxes and fringe and other benefits related thereto; (4) all utility services utilized in connection with the Common Area and Property which are not separately metered to the tenants, including but not limited to heating, ventilation, and air conditioning (“HVAC”), if any; as well as electricity, gas, water charges, sewer charges, hook-up fees, and cost of installing, maintaining and repairing the Property’s intrabuilding network cabling, repair and/or installation of any fire protection systems, security alarm systems, lighting systems, electrical systems and any other utility systems; (5) cleaning, maintaining, repairing, replacing, and re-marking paved and unpaved surfaces, curbs, signs, landscaping, lighting and electrical facilities, drainage, elevators, escalators, meters, breakers, security systems, life safety systems, irrigation systems, window, fences and gates, wiring, and repairs, modifications, additions and replacements to the foregoing whether or not necessitated by any present or future law, statute, regulation, or directive of any governmental agency, and other similar items; (6) all premiums on, deductibles, retentions, and claims not covered by, worker’s compensation, casualty, public liability, property damage, loss of rent, fire and extended coverage, and other insurance on the Common Area and Property obtained by Landlord pursuant to Article 9, or otherwise; (7) rental of or cost of tools, machinery, and equipment used in connection with managing, repairing, cleaning and maintaining the Common Area; (8) the cost of all janitors, gardeners, security personnel and equipment performing services on the Common Area; (9) any regulatory fee or surcharge or similar imposition imposed by governmental requirements based upon or measured by the number of parking spaces, commuter trips, or the areas devoted to parking in the Common Area; (10) the cost of other capital improvements to the Common Area; (11) all costs and expenses incurred in connection with the management, maintenance, repair, operation, and replacement of all landscaping and parking facilities serving the Property; (12) the Property’s portion of the cost of any easements or other agreements maintained for the benefit of the Property or the Property’s tenants and occupants; (13) license, permit, and inspection fees associated with the ongoing operation, maintenance, and repair of the Common Area; (14) the Property’s portion of accounting (i.e., the salary and associated expenses of Property accounting) and legal services directly attributable to the Property, but excluding all such services in connection with negotiations and disputes with specific tenants unless the matter involved affects all tenants of the Property; and (15) a fee to Landlord for administration of the Property.

Notwithstanding the foregoing, Operating Expenses shall not include any expenses incurred with respect to (i) reserved; (ii) the enforcement of leases; (iii) reserved; (iv) financing costs or debt service costs for the Building or any other property of Landlord; (v) reserved; (vi) costs and expenses which are attributable to repairs or replacements to the extent covered by insurance or warranties, or are otherwise paid for by a third party; (vii) reserved; (viii) the cost of any improvement to, or repair or replacement of, the Common Areas, which could be properly capitalized under generally accepted accounting principles; however, there shall be permitted in such costs and expenses, a charge for depreciation calculated on a straight-line basis over the normal useful life of such improvement, repair or replacement; (ix) operating reserves; (x) any repairs or replacements necessitated by Landlord’s negligence or willful acts or the costs and expenses of repairing or replacing any portion of the Common Areas, the original construction of which failed to comply with applicable laws, codes and ordinances; (xi) taxes; (xii) financing expenses; (xiii) brokerage expenses; (xiv) marketing expenses; (xv) work done to prepare space for tenant occupancy; (xvi) rent concessions, construction allowances or other inducements to spur tenant occupancy rates; (xvii) services provided for a particular tenant or occupant of the Building; (xviii) charges (other than Operating Expenses) specifically charged to tenants and other occupants of the Building; (xix) reserved; and (xx) interest, late charges or penalties incurred as a result of Landlord’s failure to pay bills in a timely manner.

5.4 Records

Landlord shall keep accurate records showing in reasonable detail all expenses incurred for such maintenance. These records shall, upon at least thirty (30) days’ request, be made available during business hours at the offices of Landlord for inspection by Tenant. Any such inspection by Tenant shall take place within three (3) years following the date of the annual reconciliation statement

(as defined in Paragraph 5.5 below) setting forth such expenses, or else any disagreements or claims by Tenant in connection therewith shall be deemed forever waived.

5.5 Tenant’s Contribution

From and after the Lease Commencement Date, and during the entire Initial Lease Term and all Extended Terms, Tenant shall pay to Landlord on the first day of each month, Tenant’s Pro Rata Share of the amount by which Operating Expenses for a particular Lease Year exceed Operating Expenses for the Base Year, based on, at Landlord’s election, either: (a) the amount of such expenses actually incurred during the billing period; or (b) equal periodic installments which have been estimated in advance by Landlord for a particular period. Landlord may revise such estimates upward or downward at any time with reasonable prior notice to Tenant. If Landlord elects to bill Tenant based upon estimates, Landlord shall, within one hundred twenty (120) days after the end of the calendar year, or as soon thereafter as possible, forward to Tenant a written statement (the “annual reconciliation statement”) which adjusts the estimated expenses to reflect the actual expenses incurred for such year. If the annual reconciliation statement shows the actual expenses to have exceeded the estimated expenses, then Tenant’s share of such additional amount shall be paid by Tenant to Landlord within thirty (30) days of receipt of the annual reconciliation statement; if the annual reconciliation statement shows the actual expenses to have been less than the estimated expenses, Landlord shall at its election pay the amount to Tenant or credit Tenant’s share against the sums next due hereunder from Tenant to Landlord (or against any outstanding sums then due). Notwithstanding anything herein to the contrary, Tenant’s liability with respect to controllable Operating Expenses (excluding taxes and insurance) in any given Lease Year shall not increase by more than one hundred five percent (105%) of the amount of such costs for the preceding Lease Year on a cumulative basis. For the purpose of this Section 5.6, “controllable Operating Expenses” shall refer to all Operating Expenses other than Taxes, insurance, utilities, snow removal, non-union labor and any other cost not within the reasonable control of Landlord.

5.6 Operation and Control

Landlord shall have control and non-exclusive possession of the entire Common Area and may from time to time adopt rules and regulations pertaining to the use thereof. Landlord shall, except as otherwise provided herein, operate and maintain the Common Area during the Lease Term. Landlord reserves the right to use the Common Area for such promotions, exhibitions and similar uses as Landlord reasonably deems in the best interests of the Property and its tenants. Landlord may temporarily close parts of the Common Area for such periods of time as may be necessary for (i) temporary use as a work area in connection with the construction of buildings or other improvements within the Property or contiguous property; (ii) repairs or alterations in or to the Common Area to any utility facilities; (iii) preventing the public from obtaining prescriptive rights in or to the Common Area; (iv) emergency or added safety reasons; (v) temporary use of the Common Area for entertainment, performance or shopping events; or (vi) performing such other acts as in Landlord’s reasonable judgment are appropriate for the proper operation or maintenance of the Property. Landlord shall have the sole and exclusive control of the Common Area. Landlord’s rights shall include, but not be limited to, the right to (vii) restrain the use of the Common Area by unauthorized persons; (viii) utilize from time to time any portion of the Common Area for promotional, entertainment and related matters; (ix) place permanent or temporary kiosks, displays, carts and stands in the Common Area and to lease same to tenants; (x) temporarily close any portion of the Common Area for repairs, improvements or alterations, to discourage non-customer use, to prevent dedication or an easement by prescription, or for any other reason deemed sufficient in Landlord’s judgment; and (xi) change the shape and size of the Common Area, add, eliminate or change the location of improvements to the Common Area, including, without limitation, buildings, lighting, parking areas, roadways and curb cuts, and construct buildings on the Common Area. Landlord may determine the nature, size and extent of the Common Area and whether portions of the same shall be surface, underground or multiple-deck; as well as make changes to the Common Area from time to time which in Landlord’s opinion are deemed desirable for the Property. The manner in which the Common Area shall be operated and maintained and the expenditures therefor shall be in Landlord’s sole discretion. Landlord reserves the right to appoint a substitute operator, including but not limited to, any tenant in the Property, to carry out any or all of Landlord’s rights and duties with respect to the Common Area as provided in this Lease; and Landlord may enter into a contract either by a separate document or in a Lease agreement with such operator on such terms and conditions and for such period as Landlord shall deem proper.

5.7 Obstructions

No fence, wall, structure, division, rail or obstruction shall be placed, kept, permitted or maintained upon the Common Area or any part thereof by Tenant. Tenant shall not conduct any sale, display, advertising, promotion, or storage of merchandise or any business activities of any kind whatsoever in or upon the Common Area without Landlord’s prior written consent. Tenant shall not use the Common Area for solicitations, demonstrations or any other activities that would interfere with the conduct of business in the Property, or which might tend to create civil disorder or commotion.

5.8 Allocation of Expenses; Gross Up

Those Operating Expenses, Taxes, and insurance costs that Landlord reasonably determines should be allocable to all tenants of the Property shall be considered to be Property Operating Expenses, Taxes, and insurance costs, respectively, and those Operating Expenses, Taxes and insurance costs that Landlord reasonably determines should be allocable only to specific tenants shall be shared among only those tenants. Landlord also reserves the right to create, as appropriate, new categories of Operating Expenses, Taxes, and insurance costs, if certain Operating Expenses, Taxes, and/or insurance costs are reasonably allocable only to Tenant and not to all tenants of the Building. In such case, Tenant’s Pro Rata Share shall be established for such separately-categorized Operating Expenses, Taxes, and/or insurance costs, and Tenant shall be responsible for paying the costs and expenses of installing meters or other devices to determine the actual cost or expense of such separately categorized Operating Expenses, Taxes, or insurance costs on a pro rata basis with those other tenants, if any, that are responsible for paying a portion of such separately-categorized Operating Expenses, Taxes and insurance costs, as applicable. If less than an average of ninety-five percent (95%) of the rentable area of the Property is occupied by tenants during all or any portion of a lease year, Landlord shall make an appropriate adjustment of those Operating Expenses and insurance costs that vary by occupancy, including for purposes of calculating Tenant’s estimated payments of increases thereof, employing sound accounting and property management principles, to determine the amount of Operating Expenses and taxes that would have been expended or incurred had ninety-five percent (95%) of the rentable area of the Property been occupied during the entire year.

ARTICLE 6

TAXES

6.1 Personal Property Taxes

Tenant shall pay before delinquency all license fees, public charges, taxes and assessments on the furniture, fixtures, equipment, inventory and other personal property of or being used by Tenant in the Premises, whether or not owned by Tenant.

6.2 Real Property Taxes

Tenant shall pay to Landlord as Additional Rent, in the manner set forth in Paragraph 5.5, Tenant’s Pro Rata Share of the amount by which “Taxes” (as defined below) for a particular Lease Year exceed Taxes for the Base Year. As used herein, Taxes shall mean all real property taxes, excises, license and permit fees, utility levies and charges, business improvement districts, transport fees, trip fees, monorail and other light rail fees or assessments, transportation management program fees, school fees, fees assessed by air quality management districts or any governmental agency regulating air pollution or commercial rental taxes, and other governmental charges and assessments, general and special, and installments thereof (including any business and occupation tax imposed on Landlord, the Building or the Property, and any tax imposed on the rents collected therefrom or on the income generated thereby, whether or not substituted in whole or in part for real property taxes, as well as assessments and any license fee imposed by a local governmental body on the collection of rent), which shall be levied or assessed against all or any portion of the Premises, or imposed on Landlord for any period during the Term of this Lease. Said Taxes attributable to the years that this Lease commences and terminates shall, if necessary, be prorated and apportioned between Landlord and Tenant to coincide with the commencement and expiration of the Lease Term.

6.3 Business Taxes

Tenant shall also pay Tenant’s Pro Rata Share of: (a) all special taxes and assessments or license fees now or hereafter levied, assessed or imposed by law or ordinance, by reason of Tenant’s use of the Premises; (b) all business and occupation tax and any tax, assessment, levy or charge assessed on the Rent paid under this Lease; and (c) metropolitan improvement and other business improvement district fees.

6.4 Substitute and Additional Taxes

If, at any time during the Term, the methods of taxation prevailing on the execution date hereof shall be altered so that in lieu of, or as a supplement to or as a substitute for, the whole or any part of the Taxes now levied, assessed or imposed on the Premises or the Property, there shall be levied, assessed or imposed a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received therefrom, or a tax, assessment, levy (including but not limited to any municipal, state, or federal levy), imposition or charge measured by or based in whole or in part upon the Premises and imposed upon Landlord, or a license fee measured by the rent payable under this Lease or by expenditures made by Tenant on Landlord’s behalf in connection which this Lease, then all such taxes, assessments, levies, impositions, charges of the part thereof so measured or based, shall be deemed to be included within the term “Taxes” as defined in Article 6 hereof, and Tenant shall pay and discharge the same in the manner provided for the payment of Taxes herein, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net, without deduction of any kind or nature whatsoever.

6.5 Commercial Rent Tax

Tenant shall pay to Landlord, in addition to and together with any and all installments of Minimum Monthly Rent, Additional Rent and other charges payable pursuant to this Lease, the excise, transaction, sales, privilege, or other tax (other than net income and/or estate taxes) now or in the future imposed by the city, county, state or any other government or governmental agency upon Landlord and attributable to or measured by the Minimum Monthly Rent, Operating Expenses, Additional Rent or other charges or prorations payable by Tenant pursuant to this Lease.

ARTICLE 7

UTILITIES AND SERVICES

7.1 Utilities and Services

Provided that Tenant is not in default under this Lease, Landlord will provide the following services:

7.1.1 Maintain normal business hours at the Building, Monday through Friday from 7:00 a.m. to 6:00 p.m.

7.1.2 Furnish utilities to provide for lighting, convenience power, and heat and air conditioning capable of maintaining a temperature in accordance with applicable energy code requirements. Landlord shall cause the Premises to be supplied with electricity for standard power usage. As used herein, “standard power usage” means use of electricity for building standard lighting and office standard machines used in quantities and for amounts of time typically used by tenants in the building for ordinary office use and in no event exceeding 3.5 watts per RSF of the Premises. As use herein, “office standard machines” means typewriters, dictaphones, desk top calculators, desk top computer terminals and other analogous office equipment with equal or lesser power requirements, all operating on 110 volt circuits. High power usage equipment includes without limitation, data processing machines, punch card machines, computers, and machines that operate on 220-volt circuits. Tenant shall not install or operate high power usage equipment on the Premises without Landlord’s prior written consent, which may be refused unless Tenant confirms in writing its obligation to pay the additional charges necessitated by such equipment. Electricity used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant either: (i) through inclusion in Operating Expenses (except as otherwise provided herein for excess usage); (ii) by a separate charge payable by Tenant to Landlord within 30 days after billing by Landlord; or (iii) by separate charge billed by the applicable utility company or reseller and payable directly by Tenant. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property, any Buildings and the Premises with other Buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Whenever heat generating machines or equipment or lighting other than building standard lights in excess of Tenant’s requirements described herein are used in the Premises by Tenant which affect the temperature otherwise maintained by the air cooling system, Landlord shall have the right to install supplementary air cooling units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant upon billing. Landlord may impose a reasonable charge for utilities and services, including without limitation, air cooling, electric current and water, required to be provided the Premises by reason of, (a) any substantial recurrent use of the Premises at any time other than the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 12:00 p.m. Saturday (b) any use beyond what Landlord agrees to furnish as described above, (c) electricity used by equipment designated by Landlord as high power usage equipment, or (d) the installation, maintenance, repair, replacement or operation of supplementary air cooling equipment, additional electrical systems or other equipment required by reason of special electrical, heating, cooling or ventilating requirements of equipment used by Tenant at the Premises. In no event shall Tenant install portable low voltage A/C units anywhere within the Premises.

7.1.3 Provide non-attended passenger elevator facilities during all working days (Saturday, Sunday and holidays one elevator subject to call).

7.1.4 Landlord shall provide janitorial services to the Premises during normal business hours. Such services shall be similar to that furnished in comparable general office space in the vicinity of the Building. Any and all additional janitorial service desired by Tenant shall be contracted for by Tenant directly with Landlord’s janitorial agent.

7.1.5 Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord.

7.1.6 Maintain the Property and Common Area in reasonably good condition and in compliance with all governmental codes, rules and regulations.

7.1.7 Replace burned out fluorescent tubes in light fixtures that are standard for the Building. Burned out bulbs, tubes or other light sources in fixtures that are not standard for the Building will be replaced by Landlord, but at Tenant’s expense.

7.2 Payment

Costs for all services rendered under this paragraph shall be included in Operating Expenses unless specifically excluded above or in Article 5 of this Lease.

7.3 Interruptions

It is understood that Landlord does not warrant that any of the services referred to above will be free from interruption by virtue of a strike or a labor trouble or any other cause beyond Landlord’s reasonable control. Such interruption of service shall never be deemed an eviction or disturbance of Tenant’s use or possession of the Premises, or any part thereof, nor shall it render Landlord liable to Tenant for damages, by abatement or reduction of rent or otherwise, nor shall it relieve Tenant from performance of Tenant’s obligations under this Lease, nor shall Tenant be relieved from the performance of any covenant or agreement in this Lease because of such failure or interruption; provided that Tenant’s responsibility for Minimum Monthly Rent shall abate beginning on the second (2nd) day after the interruption caused by the gross negligence or intentional misconduct of Landlord or its agents or employees which renders all or a portion of its Premises untenantable (in proportion to the amount of Tenant’s space rendered untenantable), and continuing until the interrupted service or utility no longer renders a significant portion of the Premises untenantable. Landlord reserves the right to stop service of the elevator, plumbing, HVAC and electrical systems, when necessary, by reason of accident or emergency, or for repairs, alterations or improvements, which are in the reasonable judgment of Landlord desirable or necessary, until said repairs, alterations or improvements shall have been completed; provided, Landlord shall use its good faith efforts to try to minimize interruption to Tenant’s business operations.

ARTICLE 8

REPAIRS AND ALTERATIONS

8.1 Landlord’s Repairs

Landlord shall keep in good condition and repair the structure, foundation, bearing walls, roof system, HVAC and mechanical systems and components, plumbing, electrical, and utility lines serving the Building, the costs of which shall be included in Operating Expenses pursuant to Paragraph 5.4, and paid by Tenant in accordance with Paragraph 5.5, but which shall be paid solely by Tenant in the event that the repair or replacement relates solely to the Premises or is necessitated by Tenant’s actions, or if not, which shall be pro rated and paid by Tenant in accordance with Paragraph 5.5), provided further that Landlord shall not be required to make any such repairs or replacements occasioned by the act or negligence of Tenant, its agents, employees, invitees, licensees, representatives or contractors. Nothing contained in this Paragraph 8.1 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs provided elsewhere in this Lease.

8.2 Tenant’s Repairs

Except as expressly provided in Paragraph 8.1, Tenant shall, at its sole cost, keep in first-class appearance, in a condition at least equal to that which existed when Tenant initially began operating at the Premises (casualty and ordinary wear and tear excepted), and in good order, condition, cleanliness and repair, the interior of the Premises and every part thereof, including without limitation, the interior surfaces of the walls and ceilings (including all interior painting thereof), all doors, door frames, door checks, interior relites and other glass, trade fixtures, floor coverings (including periodic shampooing of all carpets), maintenance, repair and lightbulb replacement for all non-Building standard lighting fixtures, and any mechanical systems or equipment installed for the sole use by Tenant. All equipment, facilities or fixtures shall, at Tenant’s sole expense, be kept, repaired, maintained, replaced or added to by Tenant at all times in accordance with all governmental requirements. In the event that Tenant fails to comply with the obligations set forth in this Paragraph 8.2, Landlord may, but shall not be obligated to, perform any such obligation on behalf of, and for the account of Tenant, and Tenant shall reimburse Landlord for all costs and expenses paid or incurred on behalf of Tenant in connection with performing the obligations set forth herein. Tenant expressly waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

8.3 Alterations

(a) Tenant’s Alterations

Tenant shall not make any alterations, decorations, changes, installations or improvements (collectively, “Tenant Changes”) in, to, or about the interior or exterior of the Premises without obtaining the prior written consent of Landlord not to be unreasonably withheld, conditioned, or delayed. Tenant’s request for Landlord’s consent to perform any Tenant Changes which may affect the HVAC system or cause penetration through the roof of the Building, must be accompanied by plans and specifications (to be prepared by Tenant at Tenant’s sole cost) for the proposed Tenant Change in detail reasonably satisfactory to Landlord, together with notice of the identity of the licensed contractor which Tenant has or will engage to perform such work, plus a review fee not to exceed $300.00. Landlord shall grant or withhold its approval of such plans and specifications within fifteen (15) business days after Tenant makes request therefor in the manner provided herein; provided, however, if Landlord needs to consult with an outside consultant or expert with respect thereto, Landlord’s consent shall be granted or denied not later than ten (10) business days after the expiration of such 15-day period. All such work shall be accomplished at Tenant’s sole risk and expense, and Tenant shall indemnify, defend and hold harmless Landlord from and against any and all loss, cost, liability and expense (including consequential damages) relating to or arising from the Tenant Changes. All Tenant Changes shall become a part of the realty upon installation thereof.

(b) Approval Not Required

Notwithstanding Paragraph 8.3(a), with respect to carpeting and painting of the interior portions of the Premises and other Tenant Changes which (i) are non-structural in nature (i.e., do not involve changes to or penetrations of any portion of the Building or the Property); (ii) do not involve changes to the building’s systems, including without limitation, the roof, electrical, plumbing, and HVAC systems (the Tenant Changes described in clauses (i) and (ii) hereof are collectively called “Non-Structural Changes”); and (iii) in the aggregate would not cost in excess of $30,000 when added together with the cost of all other Non-Structural Changes made by or for Tenant during the prior 12 month period, Tenant need not obtain Landlord’s prior written consent, but must notify Landlord in writing within ten (10) days prior to the commencement of such Non-Structural Changes. Landlord may elect upon expiration or termination of this Lease to require Tenant, at Tenant’s sole cost, to remove all Tenant Changes installed by Tenant pursuant to this paragraph and to restore the Premises to substantially their condition prior to the installation thereof. Upon approval of any Tenant Changes, Tenant may request Landlord to specify which of said Tenant Changes shall be removed from the Premises upon expiration of the Lease Term. In no event shall the initial Tenant’s Work be required to be removed upon expiration of the Lease Term.

8.4 General Conditions

Tenant shall at all times comply with the following requirements when performing any work pursuant to Paragraphs 8.2 or 8.3:

(a) Contractors

Tenant shall use the contractors and mechanics then appearing on Landlord’s approved list or those approved by Landlord if the Tenant Changes involve changes to the Building’s systems and/or structural elements. With respect to Non-Structural Changes, Tenant shall use such contractors and mechanics which Landlord approves of in writing prior to their use, which approval shall not be unreasonably withheld. All contractors used by Tenant shall be licensed contractors who are experienced in the type of work to be performed, and shall provide to Landlord certificates of liability insurance evidencing coverage in force from insurance and with liability limits reasonably acceptable to Landlord, and naming Tenant, Landlord and the Property Manager as additional insureds.

(b) Compliance With Laws

All Tenant Changes shall at all times comply with all laws, rules, orders and regulations of governmental authorities having jurisdiction thereof and all insurance requirements of this Lease, shall comply with the rules and regulations for the Property now or hereafter in existence, and shall comply with the plans and specifications approved by Landlord.

(c) Tenant’s Responsibility

All Tenant Changes shall be made and completed at Tenant’s sole cost and expense, and the Property and the Premises shall be kept lien-free at all times by Tenant.

8.5 Americans with Disabilities Act Compliance

Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990, together with its implementing regulations and guidelines (collectively, the “ADA”), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between the parties. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA (including, without limitation, the removal of architectural and communications barriers and the provision of auxiliary aids and services to the extent required) shall be allocated as follows: (i) Tenant shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant at its expense without the assistance of the Landlord; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all construction, renovations, alterations and repairs Landlord makes within the Premises, whether at Landlord’s or Tenant’s expense; and (iii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all Landlord’s Work (if any) and for exterior and interior areas of the Building not included within the Premises. Landlord and Tenant each agree that the allocation of responsibility for ADA compliance shall not require either party to supervise, monitor or otherwise review the compliance activities of the other party with respect to its assumed responsibilities for ADA compliance as set forth in this paragraph.

ARTICLE 9

INSURANCE

9.1 Use Rate

Tenant shall not carry any stock of goods or do anything in or about the Premises which will cause an increase in insurance rates on the building in which the Premises are located. In no event shall Tenant perform any activities which would invalidate any insurance coverage on the Property or the Premises. Tenant shall pay on demand any increase in premiums that may be charged as a result of Tenant’s use or activities or vacating or otherwise failing to occupy the Premises, but this provision shall not be deemed to limit in any respect Tenant’s obligations under Article 14. In no event shall the limits of insurance required to be maintained by Tenant pursuant to this Lease be deemed to limit the liability of Tenant hereunder.

9.2 Liability Insurance

Tenant shall, during the Lease Term, at its sole expense, maintain in full force a policy or policies of Commercial general liability (CGL) insurance including contractual, on an occurrence basis, with coverage at least as broad as the most commonly available ISO Commercial General Liability policy CG 00 01, at least Two Million Dollars ($2,000,000) per occurrence limit, Two Million Dollars ($2,000,000) general aggregate limit, including any necessary and appropriate extensions to comply with the additional requirements of this Lease. Tenant shall also maintain Commercial Automobile coverage, One Million Dollars ($1,000,000) combined single limit/per accident, covering injury (or death) and property damage arising out of the ownership, maintenance, or use of any private passenger or commercial vehicles and of any other equipment required to be licensed for road use. Such limits may be achieved through the use of umbrella liability insurance otherwise meeting the requirements of this paragraph. Such insurance shall also cover independent contractors liability, products and completed operations liability, and personal injury liability.

9.3 Worker’s Compensation Insurance

Tenant shall at all times maintain worker’s compensation insurance in compliance with federal, state and local law including Employer’s Liability coverage (contingent liability/stop gap) in the amount of $1,000,000 each accident; $1,000,000 bodily injury by disease policy limit; and $1,000,000 bodily injury each employee.

9.4 Property Insurance/Business Income

.

(a) Landlord’s Insurance

Landlord shall pay for and shall maintain in full force and effect during the Term of this Lease property insurance with respect to the Property as it may require and as may be required by its lender, which coverage may include at Landlord’s option special extended coverage, earthquake and sprinkler leakage coverage, boiler and machinery, difference in conditions, business income and extra expense, building ordinance, terrorism, and excess rental value endorsements, along with rent loss insurance. Tenant shall pay Tenant’s Pro Rata Share for the costs incurred by Landlord for such insurance in excess of the costs thereof for the Base Year in accordance with the payment provisions set forth in Paragraph 5.5 above.

(b) Tenant’s Insurance

Tenant shall pay for and shall maintain in full force and effect during the Term of this Lease property insurance covering its leasehold improvements to the Premises, furniture, fixtures, equipment, inventory and other personal property located on the Premises in an amount of not less than one hundred percent (100%) insurable replacement value with no coinsurance penalty, “Special Form—Causes of Loss,” with Flood Insurance and earthquake (but only if required by Landlord’s lender), with an Ordinance of Law endorsement, and with replacement cost coverage to protect against loss of owned or rented equipment and tools brought onto or used at the Property by Tenant.

9.5 Waiver of Subrogation

Except for the waiving party’s deductible amount, each party hereby waives, and each party shall cause their respective property insurance policy or policies to include a waiver of such carrier’s, entire right of recovery (i.e., subrogation) against the other party, and the officers, directors, agents, representatives, employees, successors and assigns of the other party, for all claims which are covered or would be covered by the property insurance required to be carried hereunder or which is actually carried by the waiving party.

9.6 General Requirements

All policies of insurance required to be carried hereunder by Tenant shall be evidenced by an appropriate evidence of insurance (ACORD Form 28), which evidences must contain the following additional clause:

“It is agreed that this insurance will not be canceled, not renewed, or the limits of coverage in any way reduced without at least thirty (30) days’ advance written notice [ten (10) days for nonpayment of premiums] sent by certified mail, return receipt requested, to ____________________ [Insert Landlord’s name and address]”

(a) Licensed in State

Be written by companies reasonably satisfactory to Landlord and licensed to do business in the state of in which the Premises are situated. All policies of insurance required to be maintained by Tenant shall be issued by insurance companies with an A.M. Best’s financial strength rating of “A-” or better and an A.M. Best’s Financial Size Category of Class “IX” or higher, and shall not contain a deductible greater than $5,000 or any self-insured retention unless expressly approved in writing by Landlord.

(b) Primary

Contain a clause that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. All insurance coverage must be on an “occurrence basis”; “claims made” forms of insurance are not acceptable, and shall contain a severability of interests indorsement.

(c) Additional Named Insured

Liability policies shall name Landlord, Landlord’s property manager, and such other parties reasonably selected by Landlord as additional insureds utilizing ISO Endorsement CG 20-11-01-96 or its equivalent (“certificate holder” status is not acceptable). Landlord shall be listed as a “loss payee” on property policies as its interests may appear.

(d) Notice of Cancellation

Not be subject to cancellation or reduction in coverage except upon at least thirty (30) days prior written notice to each additional insured. The policies of insurance containing the terms specified herein, or duly executed certificates evidencing them, together with satisfactory evidence of the payment of premiums thereon, shall be deposited with Landlord prior to the Possession Date and thereafter not less than thirty (30) days prior to the expiration of the original or any renewal term of such coverage. If Tenant fails to comply with the insurance requirements set forth in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, without notice, to procure such insurance and/or pay the premium for such insurance, in which event Tenant shall repay Landlord, immediately upon demand by Landlord, as Additional Rent, all sums so paid by Landlord together with interest thereon and any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of the Landlord under this Lease.

9.7 Blanket Insurance

Each party shall be entitled to fulfill its insurance obligations hereunder by maintaining a so-called “blanket” policy or policies of insurance. Such policy shall contain an endorsement that names the other party as an additional insured, references the Premises, and guarantees a minimum limit of coverage available for the obligations under this Lease at least equal to the insurance amounts required hereunder. Tenant’s right to fulfill its insurance obligations hereunder through a “blanket” policy shall be subject to approval of such policy by Landlord and Landlord’s lender(s).

ARTICLE 10

DAMAGE AND RESTORATION

10.1 Damage and Destruction of the Premises

If the Premises are at any time destroyed or damaged by a casualty insured against by Landlord pursuant to Article 9 hereof or otherwise insured against by Landlord, and if as a result of such occurrence:

(a) the Premises are rendered untenantable only in part, this Lease shall continue in full force and effect and, provided Tenant shall have been operating in the Premises for the Permitted Use set forth in the Basic Lease Provisions at the time of the casualty and shall covenant in writing to Landlord that Tenant shall reopen the Premises for such permitted use and will comply with the provisions of Paragraph 10.3 below upon completion of Landlord’s reconstruction, rebuilding or repair of the Premises, Landlord shall, subject to the provisions of Paragraph 10.4 below, commence diligently to reconstruct, rebuild or repair the Premises to the extent only of Landlord’s Work set forth in Exhibit “C” (Landlord shall have no obligation to construct any of Tenant’s Work). In such event, Minimum Monthly Rent shall abate proportionately to the portion of the Premises rendered untenantable from the date of the destruction or damage until the entire Premises have been restored by Landlord to the extent of Landlord’s Work as set forth on Exhibit “C” hereto;

(b) the Premises are rendered totally untenantable, provided Tenant shall have been operating in the Premises for the Permitted Use set forth in the Basic Lease Provisions at the time of the casualty and shall covenant in writing to Landlord that Tenant shall reopen the Premises for such use and will comply with the provisions of Paragraph 10.3 below upon completion of Landlord’s reconstruction, rebuilding or repair of the Premises, Landlord shall, subject to Paragraph 10.4 hereof, commence diligently to reconstruct, rebuild or repair the Premises to the extent only of Landlord’s Work as set forth on Exhibit “C” (Landlord shall have no obligation to perform any of Tenant’s Work). In such event, Minimum Monthly Rent shall abate entirely from the date of the destruction or damage until the Premises have been restored by Landlord to the extent of Landlord’s Work as set forth on Exhibit “C” hereto.

(c) If the Premises or the Building is damaged or destroyed by fire or any casualty which, in Landlord’s commercially reasonable opinion, cannot, despite diligent, good faith efforts be repaired or restored within one hundred twenty (120) days following the date on which such repair or restoration work substantially commences, then Tenant may elect to terminate the Lease effective as of the date of such damage or destruction. Within sixty (60) days after the date of such damage, the Landlord shall reasonably determine how long the repair and restoration will take. After that determination has been made, Tenant shall have a period of ten (10) days to terminate the Lease by giving written notice to Landlord.

10.2 Damage or Destruction of Property

(a) If 25% or more of the Leasable Area of the Property is at any time destroyed or damaged (including, without limitation, by smoke or water damage) as a result of fire, the elements, accident, or other casualty, whether or not the Premises are affected by such occurrence, Landlord may, at its option, to be exercised by written notice to Tenant within ninety (90) days following any such occurrence, elect to terminate this Lease so long as Landlord terminates the leases of all other similarly situated tenants. In the case of such election, the Term and tenancy created hereby shall expire on the thirtieth (30th) day after such notice is given, without liability or penalty payable or any other recourse by one party to or against the other; and Tenant shall, within such 30-day period, vacate the Premises and surrender them to Landlord. All rent shall be due and payable without reduction or abatement subsequent to the destruction or damage and until the date of termination, unless portions of the Premises shall have been destroyed or damaged, in which event the terms of Paragraph 10.1(a) or (b), as applicable, of this Lease shall apply to determine the extent of any abatement of Minimum Monthly Rent to which Tenant may be entitled as a result thereof.

(b) If Landlord does not elect to terminate this Lease in accordance with the terms of Paragraph 10.2(a), Landlord shall, following such destruction or damage, commence diligently to reconstruct, rebuild, or repair, if necessary, that part of the Property which is necessary, in Landlord’s sole judgment, to create an economically viable unit. However, Landlord shall reconstruct, rebuild, or repair the Premises and the Property to the extent only of proceeds received by Landlord from its insurers and as permitted by Landlord’s mortgagees or other lenders. Further, if Landlord elects to repair, reconstruct, or rebuild the Property, or any part thereof, Landlord may use plans, specifications, and working drawings other than those used in the original construction of the Property.

10.3 Tenant’s Work

[Reserved].

10.4 Limitation of Obligations

Notwithstanding anything set forth to the contrary herein, in the event the Premises or Property are damaged as a result of any cause in respect of which there are no insurance proceeds available to Landlord, or the proceeds of insurance are insufficient in Landlord’s commercially reasonable judgment to pay for the costs of repair or reconstruction, or any mortgagee or other person entitled to the proceeds of insurance does not consent to the payment to Landlord of such proceeds to fully restore the Premises or Property, or if the Premises or Property cannot be fully restored to its prior condition under land use, zoning, and building codes in force at the time a permit is sought for repair or reconstruction, then Landlord may, without obligation or liability to Tenant, terminate this Lease on thirty (30) days’ written notice to Tenant (so long as Landlord terminates the leases of all other similarly situated tenants) and all rent shall be adjusted as of the effective date of such termination, and Tenant shall vacate and surrender the Premises on the date set forth in Landlord’s termination notice.

10.5 Damage or Destruction at End of Term

Notwithstanding anything to the contrary contained herein, Landlord shall not have any obligation to repair, reconstruct, or restore the Premises or Property when the damage or destruction occurs during the last eighteen (18) months of the Term of this Lease; provided, however, that Tenant may nullify Landlord’s election by exercising any remaining extension options.

10.6 Waiver

Tenant hereby waives any statutory and common law rights of termination which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

ARTICLE 11

SECURITY DEPOSIT; LETTER OF CREDIT

11.1 Security Deposit

Tenant has deposited with Landlord the Security Deposit set forth in the Basic Lease Provisions above, to be held by Landlord during the Term as set forth below. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations hereunder, it being expressly understood that the Security Deposit shall not be considered as a measure of Tenant’s damages in case of default by Tenant. Landlord may, in its sole discretion, from time to time without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any default under this Lease or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned to Tenant within a reasonable period after such termination, after deducting therefrom any unpaid obligation of Tenant to Landlord as may arise under this Lease, including, without limitation, the obligation of Tenant to restore the Premises upon termination of this Lease. If Landlord transfers its interest in the Premises during the Term of this Lease, Landlord may assign the Security Deposit to the transferee provided that such transferee accepts, in writing, to be bound by the terms of this Lease as the landlord hereunder.

Provided Tenant is not then in uncured default, the required amount of the Security Deposit shall be reduced to the following amounts on the following dates:

Date	Amount Of Security Deposit
Mutual Execution	$538,069.80 (the “Original Deposit”)
Beginning of Lease Month 13	$403,552.35
Beginning of Lease Month 25	$269,034.90
Beginning of Lease Month 37	$134,517.45
Beginning of Lease Month 49	$89,678.30

11.2 Letter of Credit

(a) General

In lieu of providing the cash Security Deposit set forth in Paragraph 11.1 above, Tenant shall have a one-time right to elect to provide an original irrevocable letter of credit (the “Letter of Credit”) naming Landlord as beneficiary, from Charter Bank or such other financial institution reasonably satisfactory to Landlord (the “Issuer”) but in any event which has an investment grade rating from Standard and Poors or Moody’s, and either (i) has a letter of credit counter located in King County, Washington, upon which draws can be made in person, or (ii) has a local correspondent based in King County, Washington, upon which draws can be made in person without delay. Each Letter of Credit shall be in substantially the form of Exhibit “F“ hereto. Each Letter of Credit shall be for a term of not less than one (1) year and shall be irrevocable during that term. Each Letter of Credit shall provide that it will be honored at sight upon a signed statement by Landlord or its agent that Landlord is entitled to draw upon the Letter of Credit, and shall require no signature or statement from any party other than Landlord or such agent. Without limiting the generality of the foregoing, no notice to Tenant shall be required to enable Landlord to draw upon the Letter of Credit, and the Letter of Credit will be honored by the Issuer without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement. Each Letter of Credit shall also provide that, following the honor of any drafts in an amount less than the aggregate amount of the Letter of Credit, the Issuer shall return the original Letter of Credit to Landlord and Landlord’s rights as to the remaining amount of the Letter of Credit will not be extinguished.

(b) Issuer Insolvency

If the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of its creditors consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the Federal bank-ruptcy laws or any other applicable law or statute of the United States of America or any state thereof (each of the foregoing, an “Issuer Insolvency”), Landlord shall have the right to draw upon the Letter of Credit and hold the proceeds thereof as a Security Deposit.

(c) Time for Obtaining Letter of Credit

If Tenant desires to provide a Letter of Credit in lieu of the cash Security Deposit described in Paragraph 11.1 above, it must provide same to Landlord by the mutual execution hereof. Letters of Credit covering subsequent periods shall be obtained and delivered to Landlord not less than thirty (30) days prior to the expiration of the then existing Letter of Credit (“Letter of Credit Date”). The term for each such Letter of Credit shall begin no later than the expiration date of the previously-effective Letter of Credit and shall comply with all requirements of this Lease.

(d) Amounts for Letters of Credit

Provided Tenant is not then in uncured default, the Letter of Credit shall be subject to reduction at the same times and to the same amounts as provided for the reduction of the Security Deposit in Paragraph 11.1 above.

(e) Uses of Letter of Credit

Landlord shall have the right to draw upon a Letter of Credit up to its full amount whenever (w) an uncured default under this Lease has oc-curred, or (x) an event or circumstance has occurred which with notice or passage of time, or both, would constitute a default under the Lease, notwithstanding that transmittal of any such notice may be barred by applicable law; or (y) a satisfactory new Letter of Credit has not been delivered to Landlord prior to the applicable Letter of Credit Date; or (z) in the event of an Issuer Insolvency. Landlord may draw upon the full amount of the then existing Letter of Credit without giving any further notice or time to cure to Tenant. No such draw shall (i) cure or constitute a waiver of a default, (ii) be deemed to fix or determine the amounts to which Landlord is entitled to recover under this Lease or otherwise (including without limitation in the event of the bankruptcy or insolvency of Tenant), or (iii) be deemed to limit or waive Landlord’s right to pursue any rights or remedies provided for in this Lease. If all or any portion of a Letter of Credit is drawn against by Landlord and all or any portion of the proceeds are applied to cure a Tenant default, Tenant shall, within two (2) business days after demand by Landlord, cause the Issuer to issue Landlord, at Tenant’s expense, a replacement or supplementary Letter of Credit in substantially the form attached hereto as Exhibit “F” such that at all times during the Term, Landlord shall have the ability to draw on one or more Letters of Credit totaling, in the aggregate, the amount required pursuant to this Lease.

(f) Transfer of Letter of Credit

In the event of a transfer of Landlord’s interest in the Premises or Building, Landlord and its transferees shall have the right, and the Letter of Credit shall expressly so provide, without any requirement of consent of Tenant or the Issuer, to transfer the Letter of Credit to its transferee (and its transferee(s) may successively so transfer the Letter of Credit) and thereupon shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the Letter of Credit to a new Landlord. In the event of any such transfer, Tenant shall pay any costs and fees charged or imposed by the Issuer. It is the intention of the parties that each and every successor and assign of both Landlord and Tenant be bound by and subject to the terms and provisions of this Article. Furthermore, Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, assign all or any portion of its interest in and to the Letter of Credit to another party, person or entity (by way of example only and not limitation, an assignment for security purposes or otherwise to any lender of Landlord), regardless of whether or not such assignment is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease.

(g) Miscellaneous

Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit under the circumstances described hereinabove. Tenant further acknowledges and agrees that if Landlord cannot draw upon the Letter of Credit within the times and in the manner as anticipated by Landlord herein, Landlord shall suffer irreparable damage, harm and injury. From time to time during the Term of this Lease it is anticipated by the parties that the Letter of Credit will need to be amended, modified and, possibly reissued. Landlord and Tenant hereby covenant and agree to cooperate with one another to promptly effectuate any such amendments, modifications and new issuances, including without limitation, executing and submitting to the Issuer any and all documents or instruments as may be reasonably required to effectuate same. Each and every time during the Term of this Lease there is a change in the identity or address of the parties, including without limitation, any change in the identity of Landlord due to the sale, transfer or other conveyance by Landlord of its rights and interests in, to and under this Lease to any other party, person or entity, the Letter of Credit shall immediately be amended or reissued to reflect such changes and the parties hereby agree to execute and submit to the Issuer such further applications, documents and instruments as may be necessary to effectuate same.

ARTICLE 12

EMINENT DOMAIN

12.1 Definition

If there is any taking or condemnation of or transfer in lieu thereof for a public or quasi-public use of all or any part of the Property or the Premises or any interest therein because of the exercise or settlement due to threatened exercise of the power of eminent domain or inverse condemnation, whether by condemnation proceedings or otherwise (all of the foregoing being hereinafter referred to as “taking”) before or during the Term hereof, the rights and obligations of the parties with respect to such taking shall be as provided in this Article 12.

12.2 Total Taking

If there is a taking of all of the Premises, this Lease shall terminate as of the date of such taking. All Minimum Monthly Rent and other amounts due under this Lease shall be paid by Tenant to the date of such termination.

12.3 Partial Taking of Premises

If any part of the Premises shall be taken, and a part thereof remains which is reasonably susceptible of occupation hereunder for the use permitted herein, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or transferee, and the Minimum Monthly Rent payable hereunder shall be reduced by the proportion which the floor area taken from the Premises bears to the total Floor Area of the Premises immediately before the taking; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor or transferee. If 25% or more of the Premises is affected by a Taking, Tenant shall have the right to terminate this Lease. All Minimum Monthly Rent and other amounts due under this Lease shall be paid by Tenant to the date of any such termination.

12.4 Common Area Taking

If so much of the Common Area is taken that in the commercially reasonable judgment of Landlord the Property will be rendered unsuitable for the continued use thereof for the purposes for which it was intended, Landlord may elect to terminate this Lease by giving Tenant written notice of such election within sixty (60) days after the date that title to the portion so taken vests in the condemnor or transferee. If Landlord fails to give such notice, this Lease shall remain in full force and effect. If any part of the Property is taken, but no part of the Premises is taken, and Landlord does not elect to terminate this Lease, the rent payable hereunder shall not be reduced, nor shall Tenant be entitled to any part of the award made therefor. In the event of termination, all Minimum Monthly Rent and other amounts due under this Lease shall be paid by Tenant to the date of such termination.

12.5 Repair and Restoration

If this Lease is not terminated as provided in this Article 12, Landlord shall, at its sole expense, restore with due diligence the remainder of the improvements occupied by Tenant so far as is practicable to a complete unit of like quality, character, and condition as that which existed immediately prior to the taking, provided that the scope of the work shall not exceed the scope of the work to be done by Landlord originally in construction of the Premises, and further provided that Landlord shall not be obligated to expend an amount greater than that which was awarded to Landlord for such taking. Tenant, at its sole cost and expense, shall restore its furniture, fixtures and other allowed leasehold improvements to their condition immediately preceding such taking.

12.6 Award

In the event of any taking, Landlord shall be entitled to the entire award of compensation or settlement in such proceedings, whether for a total or partial taking or for diminution in the value of the leasehold or for the fee. Any such amounts shall belong to and be the property of Landlord. Without in any way diminishing the rights of Landlord under the preceding sentence, Tenant shall be entitled to recover from the condemnor such compensation as may be separately awarded by the condemnor to Tenant or recoverable from the condemnor by Tenant in its own right for the taking of trade fixtures and equipment owned by Tenant (meaning personal property, whether or not attached to real property, which may be removed without injury to the Premises) and for the expense of removing and relocating them, and for loss of goodwill, but only to the extent that the compensation awarded to Tenant shall be in addition to and shall not diminish the compensation awarded to Landlord as provided above.

12.7 Waiver

Tenant hereby waives any statutory and common law rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

Article 13

INDEMNITY; WAIVER

13.1 Indemnification and Waivers

(a) Indemnity

To the fullest extent permitted by law, and commencing on the first day Tenant or any of its employees, agents, or contractors first enters onto the Property for any reason relating to this Lease or the Premises, Tenant shall, at Tenant’s sole cost and expense, Indemnify Landlord Parties against all Claims arising from (i) any Personal Injury, Bodily Injury or Property Damage whatsoever occurring in or at the Premises; (ii) any Bodily Injury to an employee of a Tenant Party arising out of and in the course of employment of the employee and occurring anywhere in the Property; (iii) the use or occupancy, or manner of use or occupancy, or conduct or management of the Premises or of any business therein; (iv) subject to the waiver of subrogation provisions of this Lease, any act, error, omission or negligence of any of the Tenant Parties in, on or about the Premises or the Property; (v) the conduct of Tenant’s business; (vi) any alterations, activities, work or things done, omitted, permitted or allowed by Tenant Parties in, at or about the Premises or Property, including the violation of or failure to comply with, or the alleged violation of or alleged failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders, or judgments in existence on the date of the Lease or enacted, promulgated or issued after the date of this Lease including Hazardous Materials Laws (defined below); (vii) any breach or default by Tenant in the full and prompt payment of any amount due under this Lease, any breach, violation or nonperformance of any term, condition, covenant or other obligation of Tenant under this Lease, or any misrepresentation made by Tenant or any guarantor of Tenant’s obligations in connection with this Lease; (viii) all damages sustained by Landlord as a result of any holdover by Tenant or any Tenant Party in the Premises including, but not limited to, any claims by another tenant resulting from a delay by Landlord in delivering possession of the Premises to such tenant; (ix) any liens or encumbrances arising out of any work performed or materials furnished by or for Tenant; (x) commissions or other compensation or charges claimed by any real estate broker or agent with respect to this Lease by, through or, under Tenant or, (xi) any matter enumerated in Paragraph 13(b) below.

To the fullest extent permitted by law, and commencing on the first day Tenant or any of its employees, agents, or contractors first enters onto the Property for any reason relating to this Lease or the Premises, Landlord shall Indemnify the Tenant Parties against all Claims arising from (i) any Personal Injury, Bodily Injury or Property Damage occurring in the Common Areas and caused by the gross negligence or intentional misconduct of any of the Landlord Parties; (ii) any Bodily Injury to an employee of a Landlord Party arising out of and in the course of employment of the employee and occurring anywhere in the Property, except to the extent caused by the negligence or intentional misconduct of any of the Tenant Parties; or (iii) subject to the waiver of subrogation provisions of this Lease, the gross negligence or intentional misconduct of any of the Landlord Parties.

(b) Waivers

To the fullest extent permitted by law, Tenant, on behalf of all Tenant Parties, Waives all Claims against Landlord Parties arising from the following: (i) any Personal Injury, Bodily Injury, or Property Damage occurring in or at the Premises; (ii) any loss of or damage to property of a Tenant Party located in the Premises or other part of the Property by theft or otherwise; (iii) any Personal Injury, Bodily Injury, or Property Damage to any Tenant Party caused by other tenants of the Property, parties not occupying space in the Property, occupants of property adjacent to the Property, or the public or by the construction of any private, public, or quasi-public work occurring either in the Premises or elsewhere in the Property; (iv) any interruption or stoppage of any utility service or for any damage to persons or property resulting from such stoppage; (v) business interruption or loss of use of the Premises suffered by Tenant; (vi) any latent defect in construction of the Building; (vii) damages or injuries or interference with Tenant’s business, loss of occupancy or quiet enjoyment and any other loss resulting from the exercise by Landlord of any right or the performance by Landlord of Landlord’s maintenance or other obligations under this Lease, or (viii) any Bodily Injury to an employee of a Tenant Party arising out of and in the course of employment of the employee and occurring anywhere in the Property.

(c) Definitions

For purposes of this Article 13: (i) the term “Tenant Parties” means Tenant, and Tenant’s officers, members, partners, agents, employees, sublessees, licensees, guests, customers, invitees and independent contractors, and all persons and entities claiming through any of these persons or entities; (ii) the term “Landlord Parties” means Landlord and the members, partners, venturers, trustees and ancillary trustees of Landlord and the respective officers, directors, shareholders, members, parents, subsidiaries and any other affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees and independent contractors of these persons or entities; (iii) the term “Indemnify” means indemnify, defend (with counsel reasonably acceptable to Landlord) and hold free and harmless for, from and against; (iv) the term “Claims” means all liabilities, claims, damages (including consequential damages), losses, penalties, litigation, demands, causes of action (whether in tort or contract, in law or at equity or otherwise), suits, proceedings, judgments, disbursements, charges, assessments, and expenses (including attorneys’ and experts’ fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding); (v) the term “Waives” means that the Tenant Parties waive and knowingly and voluntarily assume the risk of; and (vi) the terms “Bodily Injury”, “Personal Injury” and “Property Damage” will have the same meanings as in the form of commercial general insurance policy issued by Insurance Services Office, Inc. most recently prior to the date of the injury or loss in question.

(d) Scope of Indemnities and Waivers

Except as provided in the following sentence, the indemnities and waivers contained in this Article 13 shall apply regardless of the active or passive negligence or sole, joint, concurrent, or comparative negligence of any of the Landlord Parties, and regardless of whether liability without fault or strict liability is imposed or sought to be imposed on any of the Landlord Parties. The indemnities and waivers contained in this Article 13 shall not apply to the extent of the percentage of liability that a final judgment of a court of competent jurisdiction establishes under the comparative negligence principles of the state in which the Premises are situated, that a Claim against a Landlord Party was proximately caused by the willful misconduct or gross negligence of that Landlord Party, provided, however, that in such event the indemnity or waiver will remain valid for all other Landlord Parties.

(e) Duty to Defend

Each party’s duty to defend Landlord Parties or Tenant Parties (as applicable) is separate and independent of such party’s duty to Indemnify Landlord Parties or Tenant Parties (as applicable). Each party’s duty to defend includes Claims for which Landlord Parties or Tenant Parties (as applicable) may be liable without fault or may be strictly liable. Each party’s duty to defend applies regardless of whether issues of negligence, liability, fault, default or other obligation on the part of Tenant Parties or Landlord Parties (as applicable) have been determined. Each party’s duty to defend applies immediately, regardless of whether Landlord Parties or Tenant Parties (as applicable) have paid any sums or incurred any detriment arising out of or relating, directly or indirectly, to any Claims. It is the express intention of Landlord and Tenant that Landlord Parties and Tenant Parties will be entitled to obtain summary adjudication regarding the other party’s duty to defend Landlord Parties or Tenant Parties (as applicable) at any stage of any Claim within the scope of this Article 13.

(f) Obligations Independent of Insurance

The indemnification provided in this Article 13 shall not be construed or interpreted as in any way restricting, limiting or modifying each party’s insurance or other obligations under this Lease, and the provisions of this Article 13 are independent of either party’s insurance and other obligations. Each party’s compliance with the insurance requirements and other obligations under this Lease does not in any way restrict, limit or modify such party’s indemnification obligations under this Lease.

(g) Waiver of Immunity

EACH OF LANDLORD AND TENANT HEREBY WAIVES ITS IMMUNITY WITH RESPECT TO THE PARTIES INDEMNIFIED UNDER THE PRECEDING PARAGRAPHS UNDER THE APPLICABLE STATE INDUSTRIAL INSURANCE ACTS AND EXPRESSLY AGREES TO ASSUME POTENTIAL LIABILITY FOR ACTIONS BROUGHT AGAINST AN INDEMNIFIED PARTY BY THE INDEMNIFYING PARTY’S EMPLOYEES. THIS WAIVER HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES TO THIS LEASE AND EACH PARTY HAS HAD THE OPPORTUNITY TO, AND HAS BEEN ENCOURAGED TO, CONSULT WITH INDEPENDENT COUNSEL REGARDING THIS WAIVER.

(h) Survival

The provisions of this Article 13 will survive the expiration or earlier termination of this Lease until all Claims against Landlord Parties or Tenant Parties (as applicable) involving any of the indemnified or waived matters are fully and finally barred by the applicable statutes of limitations.

ARTICLE 14

OPERATION OF BUSINESS

Tenant shall (a) keep the Premises and exterior and interior portions of windows, doors and all other glass or plate glass fixtures in a neat, clean, sanitary and safe condition; (b) refrain from burning any papers or refuse of any kind in the Property; (c) store in the area designated by Landlord all trash and garbage in neat and clean containers so as not to be visible to members of the public and cooperate in the employment of a trash removal contractor designated by Landlord; (d) observe and promptly comply with all governmental requirements and insurance requirements affecting the Premises or any part of the Common Area which is under Tenant’s exclusive control and promulgated during the Term of this Lease; (e) not use or suffer or permit the Premises or any part thereof to be used for any use other than the Permitted Use set forth in the Basic Lease Provisions or in any manner that will constitute a nuisance or unreasonable annoyance to the public, to other occupants of the Property or to Landlord, or that will injure the reputation of the Property, or for any extra hazardous purpose or in any manner that will impair the structural strength of the Building; (f) not add, remove, or change any locks on any doors to or in the Premises, or add, remove, or change any plumbing or wiring therein without Landlord’s consent; and (g) not cause or permit any waste to be committed on the Premises or the Property.

ARTICLE 15

SIGNS AND ADVERTISING

15.1 General

Tenant may at its own expense erect and maintain upon the interior areas of the Premises all signs and advertising matter customary and appropriate in the conduct of Tenant’s business Landlord’s; provided, however that any signage visible from the Common Areas or outside of the Building or Premises shall be subject to Landlord’s approval, which approval may be withheld in Landlord’s sole discretion. Tenant at its sole expense and with Landlord prior approval, which shall not be unreasonably withheld shall have the right to install one (1) sign in the building lobby area. Landlord shall have the right to remove any signs or advertising matter which violates Article 14 or this Article 15. The Tenant shall not affix or maintain upon the glass panes and supports of windows and doors, or within twelve inches (12”) of the show windows and doors, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items except such as shall have first received the written approval of the Landlord as to size, type, color, location, copy, nature and display qualities. All signs, decorations and advertising media shall conform in all respects to the sign criteria established by Landlord for the Property from time to time, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance. Without limiting the generality of the foregoing, neon signage shall not be permitted without Landlord’s express prior approval. All signs and other advertising media shall comply with all applicable governmental requirements, including without limitation the requirements and policies of any applicable historical preservation authority or entity with jurisdiction over the Building. Except for signs which comply with the terms of this Article, Tenant shall not erect, place, paint, or maintain in or on the Premises, any sign, exterior advertising medium, or any other object of any kind whatsoever, whether an advertising device or not, visible or audible from outside the Premises. Tenant shall not change the color, size, location, composition, wording or design of any sign or advertisement on the Premises that may have been theretofore approved by Landlord, without the reasonable prior written approval of Landlord and the applicable governmental authorities. Tenant shall at its own expense maintain and keep in good repair all installations, signs, and advertising devices which it is permitted or required by Landlord to maintain.

15.2 Directory Board

Landlord shall, throughout the Term of this Lease, maintain a directory board in the main lobby of the Building that shall list Tenant. The cost of said designation shall be at Landlord’s expense and shall be limited to Tenant’s corporate or entity name only, and shall not include additional individual designations.

15.3 Elevator Lobby; Suite Entry Signage

Landlord shall provide Building-standard elevator lobby signage on the floor on which the Premises are located. Tenant shall be required to provide at its sole expense suite entry signage, subject to Landlord’s prior review, not to be unreasonably withheld, and Landlord shall install same at Landlord’s sole cost.

ARTICLE 16

LIENS

Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord promptly on demand as Additional Rent. Tenant shall within ten (10) days of receiving such notice of lien or claim (a) have such lien or claim released or (b) deliver to Landlord a bond in form, content, amount and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless Landlord and the Property against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof.

ARTICLE 17

RIGHT OF ENTRY

Landlord and its authorized agents and representatives shall upon 24 hours prior notice (except for emergencies) be entitled to enter the Premises at all reasonable times to inspect them, to make the repairs which Landlord is obligated to make under this Lease, to show them to prospective tenants, purchasers or lenders, to cure a default of Tenant, to post any notice provided by law that relieves a landlord from responsibility for the acts of a tenant, to comply with any governmental requirements or insurance requirements, to post ordinary signs advertising the Premises for sale or for lease, to install utilities, lines, chases, and conduit serving other portions of the Property through the Premises so long as the RSF of the Premises is not thereby materially reduced, and for any other lawful purpose relating to Landlord’s rights and obligations under this Lease. Nothing in the preceding sentence shall imply or impose a duty to make repairs which Tenant has agreed to make hereunder. Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be unreasonably blocked. Landlord shall have the right to use any means which Landlord may deem proper to enter the Premises in an emergency. Landlord’s entry to the Premises shall not under any circumstances be construed to be a forcible or unlawful entry into the Premises or an eviction of Tenant from the Premises.

ARTICLE 18

DELAYING CAUSES

If either party is delayed in the performance of any covenant of this Lease because of any of the following causes (referred to elsewhere in this Lease as a “delaying cause”): acts of the other party, action of the elements, war, riot, labor disputes, inability to procure or general shortage of labor or material in the normal channels of trade, delay in transportation, delay in inspections, or any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing, financial inability excepted, then, such performance shall be excused for the period of the delay; and the period for such performance shall be extended for a period equivalent to the period of such delay, except that the foregoing shall in no way affect Tenant’s obligation to pay rent or any other amount payable hereunder, or the length of the Term of this Lease.

ARTICLE 19

ASSIGNMENT AND SUBLEASE

19.1 Consent Required

Notwithstanding anything to the contrary contained in this Lease, Tenant shall not assign this Lease or any interest herein or any right or privilege appurtenant hereto or sublet, license, grant any concessions, or otherwise give permission to anyone other than Tenant to use or occupy all or any part of the Premises (hereinafter sometimes referred to as a “Transfer”), without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold. Without limiting the generality of the foregoing, it shall be deemed reasonable for Landlord to withhold such consent if (i)  there if then in existence an Event of Default with respect to any obligation of Tenant under the Lease, or (ii) the proposed Transferee or an affiliate thereof is an existing tenant in the Property or is or has been, within the six-month period prior to the date Tenant requests Landlord’s consent, in discussions with Landlord regarding space at the Property. Any actual or attempted Transfer without the Landlord’s prior written consent or otherwise in violation of the terms of this Lease shall, at Landlord’s election, be void and shall confer no rights upon any third person, and shall be a non-curable default under this Lease which shall entitle Landlord to terminate this Lease upon ten (10) days’ written notice to Tenant at any time after such actual or attempted Transfer without regard to Landlord’s prior knowledge thereof. The acceptance of rent by Landlord from any person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease or a consent to any Transfer. A consent by Landlord to one or more Transfers shall not be deemed to be a consent to any subsequent Transfer. In addition, any option to extend or renew the Term hereof, to terminate this Lease early, or to expand or contract the size of the Premises shall be personal to Tenant, and shall not be Transferred without the prior written consent of Landlord in accordance with the terms of this Article 19.

19.2 Request For Consent

. If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall be not less than thirty (30) days nor more than one hundred eighty (180) days after Tenant’s notice); (b) the portion of the Premises subject to the Transfer; (c) all of the terms of the proposed Transfer and the consideration therefor; (d) the name and address of the proposed transferee; (e) a copy of the proposed sublease, instrument of assignment and all other documentation pertaining to the proposed Transfer; (f) current financial statements of the proposed transferee certified by an officer, partner or owner thereof; (g) any information reasonably requested by Landlord to enable Landlord to determine the financial responsibility, character, and reputation of the proposed transferee and the nature of such transferee’s business and the proposed use the Premises; and (h) such other information as Landlord may reasonably request, together with the nonrefundable sum of $750.00 which shall be applied towards Landlord’s review and processing expenses. Such amount shall be subject to change without prior notice from Landlord.

19.3 Recapture

. Upon receipt of Tenant’s request for consent to any Transfer, Landlord may elect, by written notice given to Tenant within thirty (30) days after receipt of the information required pursuant to Paragraph 19.2 above, to recapture the affected space by terminating this Lease as to that portion of the Premises covered by the proposed sublease or assignment, effective upon a date specified by Landlord, which date shall not be earlier than thirty (30) days nor later than sixty (60) days after Tenant’s request for consent, with a proportionate reduction of all rights and obligations of Tenant hereunder that are based on the area of the Premises. In such case, Landlord shall be responsible for all demising costs. However, if Landlord exercises its recapture right set forth herein, Tenant may void such recapture election by rescinding its request for Landlord’s consent by written notice of such rescission given to Landlord within fifteen (15) days after receipt of Landlord’s notice of recapture.

19.4 General Conditions

. If Landlord does not elect to recapture the affected Premises or deny its consent to a Transfer, the granting of such consent shall be subject to the following conditions, which the parties hereby agree are reasonable:

(a) Payment of Transfer Premium

. Tenant shall pay to Landlord half (1/2) of any Transfer Premium derived by Tenant from such Transfer. “Transfer Premium” shall mean all rent and any other consideration payable by such transferee in excess of the Minimum Monthly Rent payable by Tenant under this Lease (on a per square foot basis, if less than all of the Premises is Transferred), after deducting therefrom any brokerage commissions in connection with the Transfer actually paid by Tenant to an unaffiliated broker, reasonable marketing costs, Landlord’s review fees, and tenant improvement allowances given to the Transferee by Tenant in connection with the Transfer. If any part of the consideration for such Transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The Transfer Premium payable hereunder shall be due within ten (10) days after Tenant receives such payments.

(b) Continued Liability of Tenant

. Tenant shall remain primarily liable on its covenants hereunder unless released in writing by Landlord. In the event of any assignment or sublease which is consented to by Landlord, the transferee shall agree in writing to perform and be bound by all of the covenants of this Lease required to be performed by Tenant.

19.5 Transfer to a Subsidiary

. The sale, assignment, transfer or disposition, whether or not for value, by operation of law, gift, will, or intestacy, of (a) fifty percent (50%) or more of the issued and outstanding stock of Tenant if Tenant is a corporation, or (b) the whole or a partial interest of any general partner, joint venturer, associate or co-tenant, if Tenant is a partnership, joint venture, association or co-tenancy, shall be deemed a Transfer and shall be subject to the provisions of this Article 19; provided that so long as the stock of Tenant is traded on a nationally recognized stock exchange or over the counter market, the sale or other transfer of said stock shall neither be deemed a Transfer hereunder nor require Landlord's consent or approval. Notwithstanding the foregoing, Landlord hereby acknowledges and consents to Tenant’s right, without further approval from Landlord but only after at least sixty (60) days’ prior written notice to Landlord, to sublease the Premises or assign its interest in this Lease (i) to a corporation that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant; (ii) in the event of the merger or consolidation of Tenant with another corporation; or (iii) in connection with the sale of the assets used in connection with the business operated by Tenant at the Building (collectively, the “Permitted Transfers”). No Permitted Transfer shall relieve Tenant of its liability under this Lease and Tenant shall remain liable to Landlord for the payment of all Minimum Monthly Rent, Operating Expenses and Additional Rent and the performance of all covenants and conditions of this Lease applicable to Tenant.

19.6 Transfer Pursuant to Bankruptcy Code

. Anything to the contrary notwithstanding, if this Lease is assigned (or all or a portion of the Premises is sublet) to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et. seq. (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment or subletting shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of its estate within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any assignee pursuant to the Bankruptcy Code shall be deemed to have assumed all of Tenant’s obligations under this Lease. Any such assignee shall on demand by Landlord execute and deliver to Landlord a written instrument confirming such assumption.

ARTICLE 20

NOTICES

All notices, requests and demands to be made hereunder shall be in writing at the address set forth in the Basic Lease Provisions, as applicable, by any of the following means: (a) personal service (including service by recognized overnight delivery/courier service, such as DHL or FEDEX); or (b) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other party given in the same manner provided above. Any notice, request, or demand sent pursuant to clause (a) of this Article 20 shall be deemed received upon such personal delivery or service (or the date of refusal, if personal service or delivery is refused), and if sent pursuant to clause (b), shall be deemed received three (3) days following deposit in the mails.

ARTICLE 21

SURRENDER OF POSSESSION

21.1 Surrender

. At the expiration of the tenancy created hereunder, whether by lapse of time or otherwise, Tenant shall surrender the Premises broom clean and in good condition and repair, and shall remove all of its personal property, furniture, fixtures, and equipment, any Tenant Changes which Tenant is required elsewhere in this Lease to remove, and all cabling and wiring installed by or for Tenant. Tenant’s obligations shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant’s personal property, furniture, fixtures, equipment, cabling and wiring, as well as any Tenant’s Work, Tenant’s alterations or Tenant’s Changes that Tenant is hereby required to remove, and the removal of any generators or storage tanks installed by or for Tenant (whether or not the installation was consented to by Landlord), and the removal, replacement, or remediation of any soil, material or ground water contaminated by Tenant’s Permittees, all as may then be required by applicable Laws.

21.2 Holding Over

. Tenant shall have the right, by written notice given to Landlord given not later thirty (30) days prior to the scheduled expiration of the then-effective Term (the “Approved Holdover Notice”), time being of the essence in connection therewith, to hold over at the Premises on a month-to-month basis for up to a total of three (3) months (the “Approved Holdover Period”). Such occupancy shall be subject to all the terms and provisions of this Lease applicable during the final year of the then-effective Term, including as to Minimum Monthly Rent and Additional Rent. After delivery of the Approved Holdover Notice, Tenant shall be deemed to have elected to remain at the Premises for the entire Approved Holdover Period, provided that Tenant may elect to terminate such holdover, effective at the end of any calendar month during the Approved Holdover Period, upon at least thirty (30) days’ prior written notice to Landlord. Notwithstanding anything to the contrary elsewhere herein, Tenant shall have no right to hold over at the Premises following termination of this Lease pursuant to Articles 10, 12, 25, or 26, and Tenant’s rights under this paragraph shall not advance, delay, or otherwise affect the deadline by which Tenant must exercise its Extension Term Option. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease (or upon expiration of the Approved Holdover Period, if Tenant has duly elected same pursuant to this paragraph), occupancy of the Premises thereafter shall be that of a tenancy at sufferance, subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 125% of the Minimum Annual Rent due for the period immediately preceding the holdover, plus 100% of all Additional Rent. Except with respect to the Approved Holdover Period, (i) no holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise, and (ii) nothing herein shall be construed as consent to such holding over.

ARTICLE 22

QUIET ENJOYMENT

Subject to the provisions of this Lease and conditioned upon performance of all of the provisions to be performed by Tenant hereunder, Landlord shall secure to Tenant during the Lease Term the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto, free from hindrance or molestation by Landlord and those claiming by, through or under Landlord.

ARTICLE 23

SUBORDINATION

Tenant agrees, within ten (10) days following the request of Landlord, to execute such documents or instruments as may be requested by Landlord or its lender(s) to subordinate this Lease to any mortgage or deed of trust held by any lender now or hereafter in force against the Premise or the Property, provided that such mortgagees or beneficiaries agree in writing not to disturb Tenant’s possession of the Premises in the event of foreclosure if Tenant is not in default. The failure of Tenant to so timely execute any such instrument or other document shall constitute a default hereunder.

ARTICLE 24

ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS

Tenant shall, at any time and from time to time within ten (10) days after written request therefor by Landlord, without charge, deliver a certificate to Landlord or to any person or entity designated by Landlord, certifying the date the Lease Term commenced, the date the rent commenced and is paid through, the amount of rent and other charges due under the Lease, the expiration date of the Lease Term, that this Lease is then in full force and effect, setting forth the amount and nature of modifications, defenses, or offsets, if any, claimed by Tenant, and any other factual matter concerning the Lease, the Tenant, or the Premises requested by Landlord or such person or entity.

Tenant acknowledges that it has provided Landlord with certain financial statement(s) as a material inducement to Landlord’s agreement to lease the Premises to Tenant, and that Landlord has relied on the accuracy of such financial statement(s) in entering into this Lease. Tenant represents and warrants that the information contained in such financial statement(s) is true, complete and correct in all material respects. Within ten (10) days from request by Landlord, Tenant will make available to Landlord or to any prospective purchaser or lender of the Property, audited financial statements of Tenant and any guarantor, provided, if Tenant is not a publicly traded entity, that Landlord or any such prospective purchaser or lender agrees to maintain such statements and information in confidence, and provided further that if audited financial statements of Tenant are not available at the time of such request, Tenant may deliver unaudited statements prepared in accordance with generally accepted accounting principles consistently applied and certified to be true and correct by Tenant’s chief financial officer. Notwithstanding the foregoing, so long as the named Tenant herein is a publicly traded corporation and its financial information is readily available to the public, Tenant will not be required to deliver additional financial statements to Landlord.

ARTICLE 25

DEFAULT

25.1 Default

. The occurrence of any or more of the following events shall constitute a material breach and default of this Lease (each, an “Event of Default”):

(a) Any failure by Tenant to pay Minimum Monthly Rent, Operating Expenses, Additional Rent or any other charge when due where such failure continues for more than five (5) days after written notice to Tenant of such delinquency (which notice may be concurrent with any notice required under RCW 59.12.030); provided, however, after the second (2nd) late payment in any twelve (12) month period, notice from Landlord shall no longer be necessary and the failure to pay rent when due shall be an Event of Default; or

(b) Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant not provided for in subparagraph (a) above and subparagraph (d) below where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant, provided that if the nature of such breach is such that although curable, the breach cannot reasonably be cured within a thirty (30) day period, an Event of Default shall not exist if Tenant shall commence to cure such breach and thereafter rectifies and cures such breach with due diligence; or

(c) [Reserved]; or

(d) A general assignment by Tenant for the benefit of creditors, or the filing by or against Tenant of any proceeding under any insolvency or bankruptcy law, or the appointment of a trustee or receiver to take possession of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease; or

(e) [Reserved]; or

(f) [Reserved]; or

(g) [Reserved]; or

(h) The occurrence of an Event of Default as defined in any other provision of this Lease.

25.2 Remedies

.

(a) Reentry and Termination

. Upon and during the continuance of an Event of Default, Landlord, in addition to any other remedies available to Landlord at law or in equity, at Landlord’s option, may without further notice or demand of any kind to Tenant or any other person:

1. Declare the Lease Term ended and reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim to the Premises; or

2. Without declaring this Lease ended, reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and collect any unpaid Minimum Monthly Rent, rent, Additional Rent, Operating Expenses and other charges, which have become payable, or which may thereafter become payable; or

3. Even though Landlord may have reentered the Premises, thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

(b) Express Termination Required

. Should Landlord have reentered the Premises under the provisions of Paragraph 25.2(a)(2) above, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Minimum Monthly Rent, Operating Expenses, Additional Rent or other charges thereafter accruing, or to have terminated Tenant’s liability for damages under any of the provisions of this Lease, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that Landlord had elected to terminate this Lease. Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State where the Property is situated and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease.

(c) Damages

. Should Landlord elect to terminate this Lease pursuant to the provisions of Paragraphs 25.2(a)(1) or 25.2(a)(3) above, Landlord may recover from Tenant as damages, the following:

1. The worth at the time of award of any unpaid Minimum Monthly Rent, Operating Expenses, Additional Rent or other charges which had been earned at the time of such termination; plus

2. The worth at the time of award of the amount by which the unpaid Minimum Monthly Rent, Operating Expenses, Additional Rent or other charges which would have been earned after termination until the time of award exceeds the amount of such loss Tenant proves could have been reasonably avoided; plus

3. The worth at the time of award of the amount by which the unpaid Minimum Monthly Rent, Operating Expenses, Additional Rent or other charges for the balance of the Lease Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided; plus

4. any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to any costs or expenses incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorneys’ fees, (ii) maintaining or preserving the Premises after the occurrence of an Event of Default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (iv) leasing commissions, and (v) any other costs necessary or appropriate to relet the Premises; plus

5. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Property is situated.

(d) Alternative Damages

. Should Landlord elect to bring an action against Tenant in unlawful detainer or for damages or both or otherwise (and Landlord may bring as many actions as Landlord may elect to bring throughout the Lease Term), without terminating this Lease, Landlord may recover from Tenant as damages the following:

1. The worth at the time of award of any unpaid Minimum Monthly Rent, Operating Expenses, Additional Rent or other charges which had been earned at the time Landlord recovered possession of the Premises; plus

2. The worth at the time of award of the amount by which the unpaid Minimum Monthly Rent, Operating Expenses, Additional Rent or other charges which would have been earned after the date Landlord recovered possession until the time of award exceeds the amount of such loss Tenant proves could have been reasonably avoided; plus

3. Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, including but not limited to, any costs or expenses incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorneys’ fees, (ii) maintaining or preserving the Premises after the occurrence of an Event of Default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (iv) leasing commissions, and (v) any other costs necessary or appropriate to relet the Premises; plus

4. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Property is situated.

(e) Definitions

. As used in Paragraphs 25.2(c)(1), 25.2(c)(2), and 25.2(d)(1) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate (defined below). As used in Paragraphs 25.2(c)(3) and 25.2(d)(2) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Property at the time of award plus two (2) percentage points.

(f) Computation of Certain Sums

. For all purposes of this Article 25, Operating Expenses, Additional Rent and other charges shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute such amounts before such a sixty (60) month period has occurred then such amounts shall be computed on the basis of the average monthly amounts accruing during such shorter period.

(g) Use of Fixtures

. Upon the occurrence of and during the continuation of any Event of Default, Landlord may, at Landlord’s option, permit all of Tenant’s fixtures, furniture, equipment, improvements,

additions, alterations, and other personal property to remain on the Premises and Landlord shall have the right to take the exclusive possession of same and to use same, rent or charge free, until the Event of Default is cured or, at Landlord’s option, at any time during the Lease Term, require Tenant to forthwith remove same. In the event of any entry or taking possession of the Premises, Landlord shall have the right, but not the obligation to remove all or any part of the fixtures, furniture, equipment and other personal property located in the Premises and may place the same in storage at a public warehouse at the expense and risk of the owner or owners thereof.

(h) Cumulative Remedies

. The remedies given to Landlord in this Paragraph 25 shall be in addition and supplemental to all other rights or remedies which Landlord may have at law, in equity or by statute and the exercise of any one remedy shall not preclude the subsequent or concurrent exercise of further or additional remedies.

(i) No Waiver

. The waiver by Landlord of any breach of any term, covenant or condition herein contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition of any subsequent breach of the same or any other term, covenant or condition of this Lease. The subsequent acceptance of Minimum Monthly Rent, Operating Expenses, Additional Rent or other charges due hereunder shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular amount so accepted regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such amount. No covenant, term, or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing and signed by Landlord.

25.3 Interest

. Any sum accruing to Landlord under the terms and provisions of this Lease which shall not be paid when due shall bear interest at the interest rate provided herein from the date the same becomes due and payable by the terms and provisions of this Lease until paid, unless otherwise specifically provided in this Lease. The interest rate which shall apply shall be the lesser of (i) twelve percent (12%) per annum or (ii) the highest rate allowed by applicable law (the “Interest Rate”).

ARTICLE 26

INSOLVENCY

26.1 Breach of Lease

. Subject to the applicable United States Bankruptcy Code and other laws, the filing of any petition by or against Tenant under any chapter of the Bankruptcy Act, or any successor statute thereto, or the adjudication of Tenant as a bankrupt or insolvent, or the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant, or a general assignment by Tenant for the benefit of creditors, or any other action taken or suffered by Tenant under any state or federal insolvency or bankruptcy act, shall constitute a default under and breach of this Lease by Tenant, regardless of Tenant’s compliance with the other provisions of this Lease; and Landlord at its option by written notice to Tenant may exercise all rights and remedies provided for in Article 25, including the termination of this Lease, effective of such notice, without the necessity of further notice under Article 25.

26.2 Operation of Law

. Neither this Lease, nor any interest herein, nor any estate created hereby, shall pass by operation of law under any state or federal insolvency or bankruptcy act to any trustee, receiver, assignee for the benefit of creditors or any other person whatsoever without the prior written consent of Landlord, which shall not be unreasonably withheld. Any purported transfer in violation of the provisions of this Paragraph 26.2 shall constitute a default under and breach of this Lease, regardless of Tenant’s compliance with the other provisions of this Lease; and Landlord at its option by written notice to Tenant may exercise all rights and remedies provided for in Article 25, including the termination of this Lease, effective on service of such notice without the necessity of further notice under Article 25.

26.3 Non-Waiver

. The acceptance of rent at any time and from time to time by Landlord from Tenant as debtor in possession or from a transferee of the type mentioned in Paragraph 26.2, shall not preclude Landlord from exercising its rights under this Article 26 at any time hereafter.

26.4 Events of Bankruptcy

(a) Tenant’s becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, U.S.C. Sec. 101 et. seq. (the “Bankruptcy Code”), or under the insolvency laws of the State in which the Premises are situated (“Insolvency Laws”);

(b) The appointment of a receiver or custodian for any or all of Tenant’s property or assets, or the institution of a foreclosure action upon any of Tenant’s real or personal property;

(c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

(d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

(e) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

26.5 Landlord’s Remedies

.

(a) Termination of Lease

. Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this Paragraph 26.5(a) shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions of Paragraph 26.5(d) and (e) below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the Premises upon the giving of notice pursuant to this Paragraph 26.5(a). Any other notice to quit, or notice of Landlord’s intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice; subject, however, to the rights of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

(b) Suit for Possession

. Upon termination of this Lease pursuant to Paragraph 26.5(a), Landlord may proceed to recover possession under and by virtue of the provisions of laws of any applicable jurisdiction, or by such other proceedings, including re-entry and possession, as may be applicable.

(c) Non-Exclusive Remedies

. Without regard to any action by Landlord as authorized by Paragraph 26.5(a) and (b) above, Landlord may at its discretion exercise all the additional provisions set forth in Article 25.

(d) Assumption or Assignment by Trustee

. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s right to terminate this Lease pursuant to

Paragraph 26.5(a) shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly cures all defaults under this Lease, (ii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee Tenant.

(e) Adequate Assurance of Future Performance

. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Paragraph 26.5(d) above, shall mean that all of the following minimum criteria must be met: (i) Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Minimum Monthly Rent), in advance of the performance or provision of such services; (ii) the Trustee must agree that Tenant’s business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the Premises (iii) the Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (iv) the Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Property.

(f) Failure to Provide Adequate Assurance

. In the event Tenant is unable to (i) cure its defaults, (ii) reimburse the Landlord for its monetary damages, (iii) pay the rent due under this Lease and all other payments required of Tenant under this Lease on time (or within three (3) days), or (iv) meet the criteria and obligations imposed by Paragraph 26.5(d) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Paragraph 26.5(a) above.

ARTICLE 27

REMEDIES CUMULATIVE

The various rights, elections, and remedies of Landlord contained in this Lease shall be cumulative, and no one of them shall be construed as exclusive of any other, or any right, priority, or remedy allowed or provided for by law.

ARTICLE 28

ATTORNEY’S FEES

If either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party therein shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party as determined by the court. If either party (“secondary party”) without its fault is made a party to litigation instituted by or against the other party, the primary party shall pay to the secondary party all costs and expenses, including reasonable attorneys’ fees, incurred by the secondary party in connection therewith.

ARTICLE 29

LIABILITY OF MANAGER

The Building’s Property Manager is Landlord’s manager and rental agent in all matters concerning this Lease and the Premises, and Tenant, until notified in writing to the contrary by either the

Landlord or Property Manager or the Assignee of Landlord’s interest under this Lease, shall recognize such agency and pay all rental, furnish all statements, and give any notice which Tenant may be under the duty of giving hereunder, or may elect to give hereunder, to Property Manager at its offices set forth in the Basic Lease Provisions, instead of to the Landlord. As long as such agency shall exist, the rights and options extended to Landlord shall be deemed extended to Property Manager, and each and every other term and provision of this Lease which is in any way beneficial to the Landlord, including especially every stipulation against liability, or limiting liability, shall inure to the benefit of Property Manager and its agents and shall be applicable to Property Manager and its agents in the same manner and as fully and with the same effect as to Landlord. Whenever Landlord’s consent is required, Tenant shall request such consent from Property Manager. The consent of Property Manager shall be deemed the consent of Property Manager and Landlord.

ARTICLE 30

NO PARTNERSHIP

Landlord shall not in any way for any purpose be deemed a partner, joint venturer or member of any joint enterprise with Tenant.

ARTICLE 31

SUBTENANCIES

The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not effect a merger and shall, at Landlord’s option, terminate all existing subtenancies or operate as an assignment to Landlord of any or all of such subtenancies.

ARTICLE 32

SUCCESSORS

This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. The term “successors” is used herein in its broadest possible meaning and includes, but is not limited to, every person succeeding to any interest in this Lease or the premises of Landlord or Tenant herein whether such succession results from the act or omission of such party. Every covenant and condition of this Lease shall be binding upon all assignees, subtenants, licensees, and concessionaires of Tenant.

ARTICLE 33

REMOVAL OF TENANT’S PERSONAL PROPERTY

Upon the expiration of the Term of this Lease or upon any earlier termination thereof, Tenant shall remove at its own expense all trade fixtures, equipment, and personal property (collectively called “Tenant’s Personal Property”) in this Lease which were installed by Tenant or any subtenant, concessionaire or licensee in or upon the Premises; but if Tenant is in default, Tenant shall not remove Tenant’s Personal Property unless notified by Landlord to do so. In case of any injury or damage to the Building or any portion of the Premises resulting from the removal of Tenant’s Personal Property, Tenant shall promptly pay to Landlord the cost of repairing such injury or damage. If Tenant fails to so remove Tenant’s Personal Property, Landlord may, at Landlord’s option, retain any or all thereof, and title thereto shall thereupon vest in Landlord without the execution of documents or sale or conveyance by Tenant; or

Landlord may remove any or all items thereof from the Premises and dispose of them in any manner Landlord sees fit, and Tenant shall pay upon demand to Landlord the actual expense of such removal and disposition together with interest from the date of payment by Landlord until repayment by Tenant.

ARTICLE 34

EFFECT OF CONVEYANCE

If, during the Term of this Lease, Landlord conveys its interest in the Property, the Premises or this Lease, then, from and after the effective date of such conveyance, Landlord shall be released and discharged from any and all further obligations and responsibilities under this Lease, and the transferee shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such transferee, to have assumed and agreed to carry out any and all of the subsequent covenants and obligations of the Landlord under this Lease. Any security given by Tenant to secure performance of its obligations hereunder may be transferred and assigned by Landlord to such transferee.

ARTICLE 35

LANDLORD’S DEFAULT; NOTICE TO LENDER

35.1 Landlord’s Default

. In the case of a default by Landlord, Landlord shall commence promptly to cure such default immediately after receipt of written notice from Tenant specifying the nature of such default and shall complete such cure within thirty (30) days thereafter, provided that if the nature of such default is such that it cannot be cured within said thirty (30) day period, Landlord shall have such additional time as may be reasonably necessary to complete its performance, so long as Landlord has proceeded with diligence after receipt of Tenant’s notice and is then proceeding with diligence to cure such default.

35.2 Notice to Lender

. Whenever Tenant serves notice on Landlord of Landlord’s default, written notice shall also be served at the same time upon the mortgagee under any first mortgage or beneficiary under any first deed of trust, so long as Landlord has provided Tenant with written notice of such mortgagee. Such mortgagee or beneficiary shall have the periods of time within which to cure Landlord’s defaults as are provided in Paragraph 35.1, which periods shall commence to run ten (10) days after the commencement of the periods within which Landlord must cure its defaults under Paragraph 35.1. In this connection, any representative of the mortgagee or beneficiary shall have the right to enter upon the Premises for the purpose of curing the Landlord’s default. Such mortgagee or beneficiary shall notify Landlord and Tenant in the manner provided by Article 20 of the address of such mortgagee or beneficiary to which such notice shall be sent, and the agreements of Tenant hereunder are subject to prior receipt of such notice.

35.3 Independent Covenants; Limitation of Remedies and Landlord’s Liability

. The obligations of Landlord and Tenant, respectively, under this Lease are expressly agreed by the parties to be independent covenants. If Landlord fails to perform any obligation under this Lease required to be performed by Landlord, Tenant shall have no right to: (i) terminate this Lease; (ii) avail itself of self-help or to perform any obligation of Landlord except as expressly permitted in Paragraph 35.1 above; (iii) abate or withhold any rent or any other charges or sums payable by Tenant under this Lease; or (iv) any right of setoff. If Landlord is in default hereunder, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Premises, and out of rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Premises. Neither Landlord, nor any agent, officer, director, partner or employee of Landlord shall be personally liable for any portion of such a judgment. If at any time the holder of Landlord’s interest hereunder is a partnership, limited liability company or joint venture, a deficit in the capital account of any partner, member or joint venturer shall not be considered an asset of such partnership, limited liability company or joint venture.

ARTICLE 36

RESERVED

Article 37

INTERPRETATION

The captions by which the articles and paragraphs of this Lease are identified are for convenience only, and shall not affect the interpretation of this Lease. Wherever the context so requires, the singular number shall include the plural, the plural shall refer to the singular and the neuter gender shall include the masculine and feminine genders. If there is more than one signatory hereto as Tenant, the liability of such signatories shall be joint and several. If any provision of this Lease shall be held to be invalid by a court, the remaining provisions shall remain in effect and shall in no way be impaired thereby.

ARTICLE 38

ENTIRE INSTRUMENT

It is understood that there are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This is the final and complete expression of the parties’ agreement, all of the agreements heretofore and contemporaneously made by the parties are contained in this Lease, and this Lease cannot be modified in any respect except by a writing executed by Landlord and Tenant. All terms and conditions hereof shall apply on the date of mutual execution hereof except as otherwise expressly set forth herein. Time is of the essence hereof.

ARTICLE 39

EASEMENTS; RECORDING

This Lease is made expressly subject to:

(a) any conditions, covenants, restrictions, easements, and other matters now or hereafter of record against the Premises or the Property; and

(b) any easements for utilities or ingress and egress which now or hereafter may be placed of record by Landlord for purposes of the common benefit of the occupants of the Property. Tenant agrees, subject to the provisions of Article 23, to execute such documents necessary to subordinate its interest hereunder to such easements.

Neither Landlord nor Tenant shall record this Lease or any “short-form” or other memorandum thereof.

ARTICLE 40

SALE BY LANDLORD

The Premises and/or Landlord’s interest under this Lease may be freely sold or assigned by Landlord, and in the event of any such sale or assignment, the covenants and obligations of Landlord herein shall be binding on each successive “landlord,” and its successors and assigns, only during their respective periods of ownership.

ARTICLE 41

SECURITY MEASURES

Tenant acknowledges (1) that the Minimum Monthly Rent does not include the cost of any security measures for any portion of the Property (2) that neither Landlord nor Property Manager shall have any obligation to provide any such security measures, (3) that neither Landlord nor Property Manager has made any representation to Tenant regarding the safety or security of the Property, and (4) that Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant’s invitees in, on, or about the Building and the Property. If Landlord or Property Manager provides any security measures at any time, then neither Landlord nor Property Manager shall be obligated to continue providing such security measures and Landlord and Property Manager shall not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant and Tenant’s property. Except as otherwise provided to the contrary in this Lease, Tenant releases Landlord and Property Manager from all claims for damage, loss, or injury to Tenant, Tenant’s Invitees, and/or to the personal property of Tenant and/or of Tenant’s Invitees, even if such damage, loss, or injury is caused by or results from the criminal or negligent acts of third parties. Landlord and Property Manager shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Property, regardless of their knowledge of such crimes or conduct, and Tenant is hereby instructed to conduct its own investigation through local police agencies regarding any criminal acts or dangerous conduct that has occurred in or near the Property.

ARTICLE 42

RESERVED

Article 43

CHOICE OF LAW; WAIVER OF TRIAL BY JURY

The laws of the state in which the Premises are situated shall govern this Lease. Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto on any matters whatsoever arising out of or in any way connected with this Lease, including without limitation, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation.

Article 44

HAZARDOUS SUBSTANCES

44.1 Tenant’s Indemnity

. Tenant shall be solely responsible and liable for, and shall indemnify, defend and hold harmless Landlord for, from and against any and all Hazardous Substances existing on the Premises or the Property or any other property, or present in or on the air, ground water, soil, buildings or other improvements or otherwise in, on, under or about the Premises or the Property or any other property, resulting from the Handling by Tenant’s Permittees of any Hazardous Substance during the period of Tenant’s occupancy or use of the Premises. Without limiting the generality of the foregoing, Tenant shall, at any time during the Term of the Lease and at the end of the Term of the Lease, perform all work necessary to render the Premises or any other property “clean” and free of all Hazardous Substances, in accordance with all present and then-applicable Laws.

44.2 Covenant

. Other than customary cleaning products and office products and equipment, Tenant shall not cause or permit any Hazardous Substance to be Handled in, upon, under or about the Premises (or any part thereof) or any part of the Property by Tenant’s Permittees without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall promptly deliver to Landlord true copies of all governmental permits and approvals relating to the Handling of Hazardous Substances and all correspondence sent or received by Tenant’s Permittees regarding any Handling of Hazardous Substances in or about the Premises, including, without limitation, inspection reports and citations.

44.3 Definitions

. As used in this Article 44, the following terms shall have the following definitions:

(a) “Hazardous Substance” means any chemical, compound, material, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other Substance; (ii) is controlled, designated in or governed by any Hazardous Substance Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Substance Law; or (iv) gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person under any Hazardous Substance Law.

(b) “Handle” or “Handled” or “Handling” means generated, produced, brought upon, used, handled, stored, treated or disposed of.

(c) “Tenant’s Permittees” means and includes Tenant, Tenant’s employees, licensees, contractors, subcontractors, representatives, agents, officers, partners, directors, subtenants, sub-subtenants and invitees.

(d) “Laws” means all applicable present and future laws, ordinances, rules, regulations, statutes, requirements, actions, policies, and common law of any local, state, Federal or quasi-governmental agency, body, board or commission.

44.4 Breach of Obligations

. If Tenant breaches the obligations set forth in Paragraphs 44.1 and 44.2 of this Lease, or if the presence of Hazardous Substances in, upon, under or about the Premises caused or permitted by Tenant’s Permittees results in contamination of the Premises or any other property, or if contamination of the Premises or any other property by Hazardous Substances otherwise occurs or exists at any time during or after the Term of this Lease, resulting from Tenant’s Permittee’s use of the Premises, then Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liabilities, costs, expenses, claims, judgments, damages, penalties, fines or losses (including without limitation, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Property, claims by any government agency or other third parties, and sums paid in settlement of claims, attorneys’ fees, consultants’ fees, experts’ fees and the like) which arise at any time during the Term of this Lease or after the Term of this Lease as a direct result therefrom. This obligation of Tenant to indemnify, defend and hold Landlord harmless shall survive and extend beyond the expiration or earlier termination of this Lease and includes, without limitation, indemnification against all costs incurred in connection with any investigation of site conditions or any studies, testing, reports, monitoring, clean-up, detoxification, decontamination, repairs, replacements, restoration and remedial work required by any federal, state or local governmental agency, authority or political subdivision because of any Hazardous Substance present in soil, ground water, air, buildings or other improvements or otherwise in, upon, under or about the Premises or the adjacent Property or any other property, air or water. Without limiting the foregoing, if the presence of any Hazardous Substance in, on, under or about the Premises or the Property due to the Handling of Hazardous Substances by Tenant’s Permittees results in contamination of the Premises or the Property or any other property, air or water, Tenant shall immediately take all actions at its sole cost and expense as are necessary or appropriate to return the Premises and the Property to the condition existing prior to the Handling, provided that Tenant obtains Landlord’s prior written approval of such actions and of the contractors and other persons performing such actions, which approval shall not be unreasonably withheld, so long as such actions would not potentially have any materially adverse long-term or short-term effect on the Premises or the Property. In any event, any and all actions by Tenant to return the Premises and the Property to the condition existing prior to the Handling of any such Hazardous Substance shall be done in compliance with all Laws, and in such a manner and at such times as to avoid interference with and/or inconvenience to any or all other tenants, occupants, contractors and invitees of any adjacent property to the maximum extent possible. It is the intent of Landlord and Tenant (and Landlord and Tenant hereby agree) that Landlord shall have no liability whatsoever for the existence or presence of Hazardous Substances in, upon, under or about the Premises resulting from the Handling of any Hazardous Substances in connection with Tenant’s occupancy or use of the Premises, and that Tenant shall have sole and absolute responsibility for the existence or presence of Hazardous Substances in, upon, under or about the Premises and shall fully indemnify and hold Landlord harmless from and against any liabilities, costs, expenses (including attorneys’ fees), claims, judgments, damages, demand, penalties, fines and losses arising from or in connection with the existence or presence of Hazardous Substances in, upon, under or about the Premises or the migration thereof from or to the Premises resulting from the Handling of any Hazardous Substances in connection with Tenant’s occupancy or use of the Premises. Tenant’s obligations under this Article shall survive the termination of this Lease.

44.5 Handling; Notices

. Without in any way diminishing or waiving the limitations on and obligations of Tenant set forth in this Article 44, if Tenant’s Permittees Handle Hazardous Substances in, upon, under or about the Premises, such Handling shall be done in full compliance with all Laws. In that connection, Landlord and its agents and representatives shall have the right, but not the obligation, at Tenant’s cost, to enter onto and to inspect the Premises and conduct investigations, studies, tests, reports, monitoring and analysis of the Premises and any and all Hazardous Substances at any and all reasonable times to determine whether Tenant is complying with its obligations under this Lease; provided, however, that before Landlord enters the Premises to conduct any such tests or investigations, Landlord shall provide Tenant with at least five (5) working days’ prior notice. Furthermore, Tenant shall immediately upon receipt thereof, provide to Landlord written notice of the following:

(a) Any enforcement, clean-up or other regulatory action taken or threatened by any governmental authority with respect to the presence of any Hazardous Substances in, upon under or about the Premises or the migration thereof from or to other property;

(b) All demands or claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Substances;

(c) Any spill, release, discharge or disposal of Hazardous Substances in, upon, under or about the Premises;

(d) All matters with respect to which Tenant is required to give notice pursuant to any applicable health and safety regulations.

Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions affecting the Premises initiated in connection with any Hazardous Substances or related laws.

44.6 Landlord’s Indemnity

. Landlord shall protect, defend, indemnify and hold harmless Tenant and its agents, officers, directors, contractors, employees, parents, subsidiaries, successors and assigns from and against any claims directly or indirectly related to the presence of any asbestos, asbestos containing building materials or other Hazardous Substances in or about the Premises, the Building, or the Property as of the Possession Date. This indemnity shall survive the termination of this Lease.

ARTICLE 45

AUTHORITY

If Tenant is other than a natural person, each person executing this Lease on behalf of Tenant hereby covenants and warrants to Landlord that: such person is duly authorized to execute this Lease on behalf of Tenant; Tenant is duly qualified in all respects; all steps have been taken prior to the date hereof to qualify Tenant to do business in the state in which the Premises are situated; all franchise and other taxes have been paid to date; and all forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due. Tenant will furnish to Landlord promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Landlord evidencing the due authorization of Tenant to enter into this Lease.

ARTICLE 46

BROKERS

Tenant hereby represents and warrants that, other than Landlord’s Broker and Tenant’s Broker, Tenant has not employed any broker with regard to this Lease and that Tenant has no knowledge of any other broker being instrumental in bringing about this Lease transaction. Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for brokerage or other commissions made by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through or under Tenant. Tenant acknowledges that Landlord shall not be liable for any representations of Landlord’s leasing agent or other agents of Landlord regarding this Lease transaction except for the representations and covenants of Landlord expressly set forth in this Lease.

ARTICLE 47

TENANT REPRESENTATION

Neither Tenant nor any of its constituent partners, members or shareholders, nor any beneficial owner of Tenant or of any such partner, member or shareholder (i) is listed on the Specially Designated

Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”); (ii) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (iii) is engaged in activities prohibited in the Orders; or (iv) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

IN WITNESS WHEREOF, the parties hereto have executed this lease the day and year first above written.

[SIGNATURES ON NEXT PAGE]

LANDLORD:

GRE 509 OLIVE LLC, a Washington limited liability company

By:
Name:
Its:
Date:

TENANT:

ONVIA, INC., a Delaware corporation

By:
Name:
Its:
Date:

STATE OF WASHINGTON COUNTY OF KING	ss.

I certify that I know or have satisfactory evidence that ____________ is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the __________ of GRE 509 OLIVE LLC, a Washington limited liability company, to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument.

Dated this _________________________ day of _________________________, 2007.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at
My appointment expires

STATE OF WASHINGTON COUNTY OF KING	ss.

I certify that I know or have satisfactory evidence that ____________ is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the __________ of ONVIA, INC., a Delaware corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this _________________________ day of _________________________, 2007.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)
Notary public in and for the state of Washington,
residing at
My appointment expires

EXHIBIT “A”

LEGAL DESCRIPTION

All of Lot 6, except portion condemned by the City of Seattle for Westlake Avenue; all of Lot 7; all of Lot 5, except the South 20 feet thereof; and all of Lot 8, except the South 20 feet thereof; all in Block 2, Addition to the Town of Seattle as laid off by the heirs of Sarah A. Bell, (deceased, also known as Heirs of Sarah A. Bell’s addition to the City of Seattle), according to the Plat recorded in Volume I of Plats, page 103, in King County, Washington;

Together with vacated alley lying between said portions of Lots 5 and 6 on the west, and Lot 7 and said portion of Lot 8 on the east.

EXHIBIT “B”

SPACE PLAN

EXHIBIT “C”

WORKLETTER

1. Space Plan and Related Requirements.

(a) Tenant’s architect is to prepare space plans for any desired alterations, additions, or improvements (the “Tenant’s Work”). Tenant shall cause its Architect to submit to Landlord for review and approval the space plans and specifications for Tenant’s Work, including without limitation final location of partitions, doors, ceiling devices, and final specifications for materials and finishes, electrical devices, electrical loads, heat loads, extraordinary floor loads, any security system desired by Tenant for the Premises, other special equipment and all other requirements (the “Space Plans”), within twenty (20) days following mutual execution of this Lease . Landlord shall have five (5) business days after receiving the Space Plans to approve or disapprove them and provide Tenant and the Architect with its proposed changes to the Space Plans. If Landlord fails to object to the proposed Space Plans within such 5 business day period, Landlord’s approval of the Space Plans shall be deemed given. Following approval of the Space Plans, Tenant shall then cause its architects and engineers to prepare the initial “Working Drawings” detailing the complete scope of the Tenant’s Work, utilizing uniform Building standard specifications.

(b) All space plans, related requirements, and Working Drawings referred to herein above shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Landlord shall have five (5) business days after receiving the Working Drawings to approve or disapprove them and provide Tenant and the Architect with its proposed changes to the Working Drawings; provided, however, that in no event shall Tenant be required to make changes to the Working Drawings that are inconsistent or in conflict with the approved Space Plans. If Landlord fails to object to the proposed Working Drawings within such 5 business day period, Landlord’s approval of the Working Drawings shall be deemed given.

(c) After final approval, no further changes may be made to the Working Drawings without the prior written approval of Tenant and Landlord. Additional revisions requested by the Tenant resulting in additional costs shall be the sole responsibility of the Tenant. Approval of Working Drawings shall be considered final authorization to proceed.

(d) Tenant shall cause the approved Working Drawings to be submitted to the appropriate governmental agencies for plan review and building permit. Revisions which may be required by governmental agencies as a result of the plan review process shall be reviewed by Tenant and Landlord and modifications reflecting same shall be mutually agreed upon in a timely manner so as not to delay progress of the Tenant’s Work.

2. Contractors. All contractors and subcontractors participating in construction of Tenant’s Work shall be reputable and shall meet all licensing and insurance requirements of the State of Washington, and be reasonably satisfactory to Landlord. Tenant’s choice of subcontractors shall not materially affect any guaranties or warranties relating to the Building or major Building systems. All Tenant’s Work shall be completed under the same general contractor (“Contractor”) unless otherwise agreed by Tenant. Tenant shall provide Landlord with:

(a) The Contractor’s state contractor registration numbers;
(b) Complete list of subcontractors with name, telephone number, address and contact name;
(c) A set of Working Drawings approved by the City of Seattle; and

(d) A copy of the building permit for the Tenant’s Work.

3. Work Schedule. Tenant will provide a draft Work Schedule to Landlord seven (7) days prior to commencement of construction.

4. Construction Work and Costs. Tenant shall complete the Tenant’s Work at Tenant’s sole risk, cost and expense (except for the Tenant Allowance and the Design Allowance described below). The construction shall be performed in a good and workmanlike manner and in compliance with all applicable rules, laws, codes and regulations, including all reasonable and applicable safety procedures established by Landlord’s Construction Representative. The following conditions during construction of the Tenant’s Work shall apply to Tenant and Tenant’s Contractor.

(a) Tenant’s Contractor shall use commercially reasonable efforts to avoid interfering with the completion of Landlord’s Work.

(b) Tenant’s Contractor shall provide written notice to Landlord’s Construction Representative of any work to be done on weekends or other than normal job hours, and Landlord shall provide keys and/or security access cards as needed for after-hours access.

(c) All deliveries shall be through service entries except as pre-scheduled for oversized items. Landlord’s Property Manager should be contacted for authorization to route any large equipment or materials through non-service areas.

(d) Use of building elevators for delivery of materials shall be arranged through Landlord’s Property Manager. Elevator pads shall be used at all times during construction.

(e) Use of Building or Property utilities shall be arranged through Landlord’s Property Manager and Landlord reserves the right to charge Tenant the costs therefor.

(f) Common Areas shall be kept clean at all times. The Premises shall be maintained in a clean and orderly condition.

(g) Tenant’s Contractor shall coordinate all interruptions to the fire alarm and sprinkler systems with Landlord’s Construction Representative twenty-four (24) hours prior to interruption of service. Only Landlord’s Construction Representative may order an interruption of service.

(h) Tenant’s Contractor shall obtain written approval from Landlord’s Construction Representative prior to any penetration of any floor slab. Landlord’s approval shall not relieve Tenant or Tenant’s Contractor from responsibility for damage to Landlord’s and/or other Tenant’s premises because of such penetration. Tenant’s Contractor shall accept the Premises prior to starting any trenching operations. Any roof penetration or modification to the Building structure shall be completed by the Landlord’s designated contractor at the Tenant’s expense and only after receiving prior written approval from the Landlord’s Construction Representative. Landlord’s approval shall not relieve Tenant or Tenant’s Contractor from responsibility for damage to Landlord’s and/or other tenant’s premises because of such work.

(i) Tenant’s Contractor shall store all construction materials and contain all operations within the Premises and such other space as Landlord’s Construction Representative may direct from time to time, following reasonable prior notice. With regard to space outside of the Premises, Landlord’s Construction Representative shall have the right to reassign such space and require Tenant’s Contractor to move its materials and/or operations to such other space as directed from time to time. Tenant shall promptly move to such other space as directed and shall take all steps necessary to avoid interference or delays with other work. All trash, construction debris and surplus construction materials shall be promptly removed from the Building site.

(j) Security of tools, equipment and materials is the responsibility of the Tenant’s Contractor.

(k) Tenant’s Contractor, subcontractors and suppliers shall park in areas as designated by the Landlord’s Property Manager.

(l) Tenant’s Contractor or subcontractors shall not post signs on any part of the Building, Building site or the Premises.

(m) During construction of the Tenant’s Work, the Premises shall be open during working hours for inspection by the Landlord’s Construction Representative and Property Manager. Upon completion of Tenant’s Work, Landlord’s Construction Representative and Property Manager shall perform a final inspection for conformance of the work to Building standards and the final approved Working Drawings.

(n) Any and all work performed by Tenant’s Contractor shall be performed in a manner to avoid any labor dispute which results in a stoppage or impairment of work, deliveries or any other service in the Building. If there shall be any such stoppage or impairment as the result of any such labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including, without limitation, (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking a temporary restraining order and other injunctive relief with regard to illegal union activities or a breach of contract between Tenant and Tenant’s Contractor, and (c) filing appropriate unfair labor practice charges.

5. Construction Insurance. During construction, Tenant or its Contractor shall procure and maintain in effect the following insurance coverages with an insurance company or companies authorized to do business in the State of Washington:

(a) Workmen’s Compensation - Statutory Limits for the State of Washington, together with “ALL STATES,” “VOLUNTARY COMPENSATION” AND “FOREIGN COMPENSATION” coverage endorsements;

(b) Employer’s Liability Insurance with a limit of not less than $500,000.00;

(c) Commercial General Liability - at least $1,000,000 Combined Single Limit, including Personal Injury, Contractual and Products/Completed Operations Liability naming Landlord and Tenant as additional insured. Coverage must be primary and non-contributing and include the following:

(i) Premises - Operations
(ii) Elevators and Hoists
(iii) Independent Contractor
(iv) Contractual Liability assumed under the construction contract
(v) Completed Operations - Products
(vi) Explosion, Underground and Collapse (XUC) Coverage

(d) Automobile Liability - Including Owned, Hired and Non-owned licensed vehicles used in connection with performance of the construction work of at least: $1,000,000 per occurrence, $3,000,000 general aggregate (including umbrella limits). Coverage must include the following:

(i) Owned vehicles
(ii) Leased vehicles
(iii) Hired vehicles
(iv) Non-owned vehicles

(e) [Reserved];

(f) Furnish the Landlord with certificates of insurance evidencing such coverage prior to the commencement of the construction work. All insurance shall be carried in companies reasonably acceptable to the Landlord;

(g) The following statement shall appear in each certificate of insurance provided Landlord by Tenant hereunder:

“It is agreed that in the event of any material change in, cancellation or non-renewal of this policy, the Company shall endeavor to give ten (10) days prior notice to [Landlord].”

(h) During construction of the Tenant’s Work, both parties shall give prompt notice to the other of all losses, damages, or injuries to any person or to property of Tenant, Landlord or third parties. Landlord or Tenant shall promptly report to the other all such claims of which that party has notice, whether related to matters insured or uninsured. No settlement or payment for any claim for loss, injury or damage or other matter as to which one party may have an obligation for any payment or reimbursement, shall be made by the other without the written approval of the affected party;

(i) The carrying of any of the insurance required hereunder shall not be interpreted as relieving the insuring party of any responsibility to the other party, and the other party does not waive any rights that it may have against the other party and/or its representatives for any expense and damage to persons and property (tangible and intangible) from any cause whatsoever with respect to the insuring party’s work; and

(j) Landlord and Tenant shall assist and cooperate with any insurance company in the adjustment or litigation of all claims arising under the terms of this Section.

6. As-Builts. Upon completion of the Tenant’s Work, Tenant’s Contractor shall submit to Landlord’s Construction Representative: (i) copies of all as-built Construction Documents and specifications (or marked-up construction drawings) indicating reconfiguration of the Premises, including changes to the mechanical, electrical, architectural, plumbing, cabling, sprinkler and fire alarm, as applicable; and (ii) original building permit with inspector(s) final acceptance.

7. Tenant Allowance.

(a) Landlord shall cause the Landlord’s Work described below to be constructed at its sole cost and expense. Additionally, Landlord pay to Tenant a “Tenant Allowance” of $1,950,000 ($55.00 per RSF of the Premises plus a reimbursement of the actual contractor remobilization fee and general conditions related to Suite 550 in an amount not to exceed $25,000) to be used by Tenant for costs associated with Tenant’s Work, including but not limited to costs associated with preparation of Working Drawings, construction of the Tenant’s Work, including all hard and soft costs, required permits, governmental fees, and inspections, Washington State sales tax, and preparation of as-built record documentation. Landlord shall also provide a “Design Allowance” equal to $5,250 ($0.15 per RSF of the Premises) to be used by Tenant for initial preparation of the Space Plan and up to two revisions, such amount to be payable directly by Landlord to Tenant’s architect.

(b) Payment or nonpayment of the Tenant Allowance and/or the Design Allowance shall not relieve Tenant of its responsibility and pay for all costs for the Tenant’s Work. If Tenant is not then in uncured default under this Lease, Landlord shall reimburse the Design Allowance with ten (10) days after the request of Tenant, together with an invoice from Tenant’s Architect showing the cost of work performed at least equal to the amount of the Design Allowance. If Tenant is not then in uncured default under this Lease, Landlord shall reimburse the Tenant Allowance within fifteen (15) days after the request of Tenant, not requested more frequently than monthly, provided Tenant has complied with the following:

(i) With respect to each of the monthly installments:

(A) Tenant has furnished Landlord with reasonable evidence that Tenant has theretofore performed the Tenant’s Work for which that portion of the Tenant Allowance is being requested in substantial accordance with the approved Working Drawings and in substantial accordance with all other applicable provisions of this lease;

(B) Tenant has fully paid for that portion of the Tenant’s Work theretofore performed;

(C) Tenant has furnished Landlord original, valid, partial mechanic’s lien releases from the Contractor and all other contractors and suppliers who performed labor or supplied services or materials for or in connection with Tenant’s Work with respect to contracts in excess of $5,000.00 covering all of the Tenant’s Work theretofore performed; and

(D) Tenant has furnished Landlord (a) an affidavit from Tenant listing all contractors and suppliers whom Tenant has contracted with in connection with the Tenant’s Work, together with the cost of each contract, and (b) an affidavit from Tenant’s general contractor listing all subcontractors and suppliers whom the general contractor has contracted with in connection with the Tenant’s Work, together with the cost of each contract.

(ii) With respect to the last installment:

(A) Tenant has performed all the Tenant’s Work in substantial accordance with the approved Working Drawings and in substantial accordance with all other applicable provisions of this Lease;

(B) Tenant has furnished Landlord (a) an affidavit from Tenant listing all contractors and suppliers whom Tenant has contracted with in connection with the Tenant’s Work, together with the cost of each contract, and (b) an affidavit from Tenant’s general contractor listing all subcontractors and suppliers whom the general contractor has contracted with in connection with the Tenant’s Work, together with the cost of each contract;

(C) If applicable, Tenant has obtained a temporary or permanent certificate of occupancy with respect to the Premises;

(D) Tenant has fully paid for all of the Tenant’s Work and has furnished to Landlord a certificate from an officer of Tenant stating same and setting forth the total amount that was spent on the Tenant’s Work;

(E) Tenant has furnished Landlord original, valid, unconditional mechanic’s lien releases from the Contractor and all other contractors and suppliers who performed the Tenant’s Work or furnished supplies for or in connection with the Tenant’s Work.

If Tenant fails to request any portion of the Tenant Allowance by the first (1st) anniversary of the first Possession Date, Tenant shall have no further right to receive same. If Landlord fails to pay the Tenant Allowance or Design Allowance when due within forty-five (45 days) upon Tenant satisfying the conditions of 7 (B) above, Tenant may abate Minimum Monthly Rent until the Tenant Allowance and/or Design Allowance (as applicable) has been fully recovered or has been paid in full by Landlord.

Within a reasonable amount of time after Tenant has completed Tenant’s Work, Tenant shall provide to Landlord a copy of the as-builts required elsewhere in this Exhibit.

8. Landlord’s Work. Except as noted below, Landlord shall, at Landlord’s sole cost and expense, complete the following work no later than September 3, 2007, with respect to the 4th floor, and October 1, 2007 with respect to the 5th floor (excluding Suite 550) (“Landlord’s Work”): (a) demolition, removal and disposal of existing improvements, including all interior walls, conduit, piping, wiring, etc.; (b) seismic code-required improvements in the following areas in the Premises: restrooms; ADA; life safety; electrical; mechanical; seismic; and plumbing; (c) stub electricity to the floor; (d) fill all holes in the floor; and (e) abate asbestos/lead paint on Floors 4 and 5.

9. Additional Work.

(a) Following the Possession Date, and simultaneously with the Tenant’s Work, Tenant shall, at Landlord’s sole cost and expense, complete the following work to the Premises (“Additional Work”): (a) renovation of building standard restrooms including any required ADA upgrades; (b) improvement of all windows to deliver them as double pane; (c) fire coating all columns, floors, walls and ceilings as required by the Seattle Fire Code; (d) patch plaster of exterior Premises walls in the interior of the Building; (e) installation of a sprinkler system throughout the Premises per the approved Space Plan; and (f) purchase and installation of all HVAC systems, including but not limited to all HVAC equipment, VAV boxes, power to all mechanical equipment, controls and construction of the required mechanical room on each floor all per the approved Space Plans; and (g) provide and install Building standard window blinds for all windows (to be completed prior to occupancy in conjunction with Tenant’s Work). Tenant shall obtain any governmental approvals and permits required for the Additional Work.

(b) Tenant bids for the Additional Work from not less than three (3) contractors selected by Tenant and approved by Landlord. Following receipt of bids, Tenant, after consultation with Landlord, shall engage or cause to be engaged the contractor submitting the bid selected by Tenant.

(c) Landlord shall be solely responsible for all actual hard and soft costs for the Additional Work (the “Additional Work Costs”). Landlord shall reimburse Tenant for the actual Additional Work Costs in accordance with the procedures set forth in Section 7(b) above for the disbursement of the Tenant Allowance. If Landlord fails to pay the Additional Work Costs when due within forty-five (45 days) upon Tenant satisfying the conditions of 7 (B) above, Tenant may abate Minimum Monthly Rent until the Additional Work Costs has been fully recovered or has been paid in full by Landlord.

10. Substantial Completion. “Substantially complete” or “substantially completed” or “substantial completion” means the completion of the Landlord’s Work and/or Tenant’s Work, as applicable, subject to completion or correction of “punch list” items, that is, minor items of incomplete or defective work or materials or mechanical maladjustments that are of such a nature that they do not materially interfere with or impair the performance of the Landlord’s Work or the Tenant’s Work, as applicable.

11. Construction Representatives. Tenant hereby appoints The Staubach Company to act on its behalf and represent its interests with respect to all matters requiring Tenant action in this Exhibit. All matters requiring the consent, authorization or other actions by Tenant with respect to matters set forth in this Section shall be in writing and signed by the aforementioned person. No consent, authorization, or other action by Tenant with respect to the matters set forth in this Exhibit shall bind Tenant unless in writing and signed by the aforementioned person. Landlord hereby appoints Matt Parent to act on its behalf and represent its interests with respect to all matters requiring Landlord action in this Exhibit. All matters requiring the consent, authorization or other actions by Landlord with respect to matters set forth in this Section shall be in writing and signed by the aforementioned person. No consent, authorization, or other action by Landlord with respect to the matters set forth in this Exhibit shall bind Landlord unless in writing and signed by the aforementioned person.

12. Legal Title. Legal title to all Landlord’s Work, Tenant’s Work, and Additional Work shall immediately vest in Landlord upon substantial completion thereof.

13. Tenant’s Access During Construction. Tenant or its representatives may enter upon portions of the Premises on and after the Possession Date as to that portion and during construction of Landlord’s Work for purposes of conducting all such activities as are reasonably necessary, appropriate or desirable with respect to preparing the Premises for occupancy, provided that no such access may materially interfere with the prosecution and completion of the Landlord’s Work.

EXHIBIT “D”

RULES AND REGULATIONS

1. The sidewalks, halls, passages, elevators, stairways, exits and entrances of the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress and egress from the Premises. The halls, passages, exits, entrances, elevators, retail arcade, escalators, balconies and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to those areas by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing in this Lease shall be construed to prevent access to persons with whom Tenant normally deals in the ordinary course of its business, unless those persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building, except in areas that Landlord may designate as “Common Areas” from time to time.

2. The Premises shall not be used for lodging or sleeping. Unless ancillary to a restaurant or other food service use specifically authorized in Tenant’s Lease, no cooking shall be done or permitted by Tenant on the Premises, except that the preparation of hot beverages and use of microwave ovens for Tenant and its employees shall be permitted. No animals of any kind shall be permitted at the Building except as may be required by applicable law.

3. Landlord shall provide at no cost to Tenant up to five (5) keys or access cards to the Premises; all additional or lost keys shall be at Tenant’s expense. Tenant may not install any additional locks in the Premises without Landlord’s prior consent, and all such locks must be keyed to the Building’s master system. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises, which Landlord requires access to without furnishing Landlord with a key for any lock and obtaining Landlord’s prior permission. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys and/or security cards to doors in the Building and the Premises that shall have been furnished to Tenant and in the event of loss of any keys and/or security cards so furnished, shall pay Landlord for the lost keys and/or security cards and changing of locks as a result of such loss.

4. The persons employed by Tenant to move equipment or other items in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building. No safes or other objects larger or heavier than the elevator of the Building is limited to carry shall be brought into or installed on the Premises without Landlord’s prior written consent. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of thickness as is necessary to properly distribute the weight of those objects. Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Building by moving or maintaining Tenant’s property shall be repaired at the expense of Tenant. The moving of heavy objects shall occur only between those hours as may be designated by and only upon written notice to Landlord and the persons employed to move heavy objects in or out of the Building must be acceptable to Landlord.

5. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air conditioning other than that permitted by Landlord. Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any debris or other substance into any of the corridors, halls or lobbies or out of the doors or windows or into the stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises. Tenant shall not use, keep or permit or suffer the

Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Building.

6. During non-business hours and on holidays as designated by the Landlord, access to the Building, or to the halls, corridors or stairways in the Building, or to the Premises, may be refused unless the person seeking access is known to the Building and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement or other circumstances rendering that action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of that activity by taking those actions that Landlord may deem appropriate, including closing entrances to the Building. Any person, whose presence in the Building at any time shall in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenants may be denied access to the Building or may be ejected there from. Landlord may require any persons leaving the Building with any package or other object to exhibit a pass from Tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the Premises of Tenant.

7. Tenant shall see that the doors of the Premises are closed and securely locked when Tenant’s employees leave the Premises, after hours.

8. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited in any of them, and any damage resulting to them from Tenant’s misuse shall be paid for by Tenant.

9. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of newspapers, magazines, periodicals, theatre tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant’s Lease. No Tenant shall obtain for use upon the Premises ice, towel and other similar services, or accept barbering or shoe polishing services in the Premises, except from persons authorized by Landlord and at hours and under regulations fixed by Landlord.

10. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building except as otherwise specifically permitted in the Lease.

11. Tenant shall not use in any space, or in the Common Areas of the Building, any handtrucks except those equipped with rubber tires and side guards or other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

12. No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have consented at anytime, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Rule 12 or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord. All signs shall comply with the requirements of the Building’s Sign Criteria.

13. Except as shown in the design plan approved by Landlord, the sashes, sash doors, windows, glass relites, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed and, there shall be no hanging plants or other similar objects in the immediate vicinity of the windows or placed upon the window sills or hung from the window heads. Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the premises unless approved in writing by Landlord. Tenant shall not use any drape or window covering facing any exterior glass surface other than the standard drape established by Landlord.

14. No tenant shall lay linoleum or other similar floor covering so that it is affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this Rule 14 shall be borne by the Tenant by whom, or by whose agents, clerks, employees or visitors, the damage shall have been caused.

15. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the premises or any part thereof.

16. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in nowise be responsible to any Tenant for any loss of property on the premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.

17. All loading, unloading, and delivery of merchandise, supplies, materials and furniture to the Premises shall be made during reasonable hours and in entryways and elevators as Landlord shall designate. In its use of the loading areas on the first basement floor, Tenant shall not obstruct or permit the obstruction of loading areas, and at no time shall Tenant park vehicles in the loading areas except for loading and unloading.

18. Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited and Tenant shall cooperate to prevent these activities.

19. Tenant shall not permit the use or the operation of any coin operated machines on the Premises, including, without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.

20. Landlord may direct the use of all pest extermination and scavenger contractors throughout the Building and/or Premises at intervals as Landlord may require.

21. If Tenant desires telephone or telegraph connections, Landlord will direct service technicians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

22. Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord’s judgment to prevent overloads of mechanical or electrical systems of the Building. Tenant shall see that the doors of the premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness.

23. Landlord reserves the right to select the name of the Building and to change the name as it may deem appropriate from time to time, and Tenant shall not refer to the Building by any name other than: (a) the names as selected by Landlord (as that name may be changed from time to time), or (b) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.

24. The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Building manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord.

25. Tenant acknowledges that the Building is a “no smoking” building and Tenant shall cause its employees, contractors, and invitees to observe all local, state, and federal laws, codes, and ordinances in connection with any use of tobacco products in and around the Building.

26. Landlord may waive any one or more of the Rules and Regulations for the benefit of any particular tenant or tenants, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any Rules and Regulations against any or all of the tenants in the Building.

27. Wherever the word “Tenant” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant’s assigns, subtenants, associates, agents, clerks, employees and visitors. Wherever the word “Landlord” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, employees and visitors.

28. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building. Landlord shall have the right to modify the foregoing Rules and Regulations and add new Rules and Regulations from time to time, which such new or modified Rules and Regulations shall become effective thirty (30) days after delivery thereof to Tenant.

EXHIBIT “E”

DELIVERY OF PREMISES

NAME OF PROPERTY:	Medical Dental Building

NAME OF TENANT:	Onvia, Inc.

PREMISES LOCATION/ADDRESS:	Suites 400 & 501

509 Olive Way

Seattle, WA 98101

ACKNOWLEDGEMENT

As stipulated under Paragraph 3.1 (“Term”) of the Lease Agreement executed by Landlord and Tenant herein for the above-referenced Premises, Tenant does hereby acknowledge that Tenant is in receipt of the keys to said Premises as of the date listed below.

Furthermore, Tenant acknowledges that Tenant has inspected the Premises, and that Landlord’s Work pursuant to Exhibit “C” is substantially completed, and that the following date shall be the Lease Commencement Date and the Rent Commencement Date as defined in the Lease: _____________, 200__.

TENANT:

ONVIA, INC,. a Delaware corporation

By:
Name:
Its:
Date:

EXHIBIT “F”

FORM OF LETTER OF CREDIT

[Name of Landlord]
_______________________
_______________________

Date: _______________  Letter of Credit No.: ___________
Expiration Date: ________________

We hereby establish our irrevocable letter of credit in your favor for the account of ____________________ (“Landlord”) available by your draft(s) drawn on us payable at sight not to exceed a total of _____________________________________ (_____________________) when accompanied by this letter of credit and the following documents.

1)	A signed and dated certificate purported to be executed by Landlord or its representative worded as follows:

“The undersigned, an authorized representative of the beneficiary (the “Beneficiary”) of __________ Letter of Credit Number ________ (the “Letter of Credit”), hereby certifies that (a) a draw event has occurred under that certain Lease Agreement dated ______ between __________, its successors, assignees, and transferees, as Landlord, and __________ as Tenant, and (b) the Beneficiary is entitled to draw on the Letter of Credit as a result thereof.”

2)	The original letter of credit must accompany all drafts unless a partial draw is presented, in which case the original must accompany the final draft.

Partial drawings are permitted, with the letter of credit being reduced, without amendment, by the amount(s) drawn hereunder.

This letter of credit shall expire at 2:00 p.m. at the office of ____________________________ on the expiration date, but shall be automatically extended, without written amendment, to _________ of each succeeding calendar year unless we have sent written notice to you at your address above, or at such other address as you designate to us in writing at our address set forth herein, that we elect not to renew this Letter of Credit beyond the expiration date specified in such notice, which expiration date shall be __________ or any subsequent _________, and will be not less than thirty (30) days after the date we send you such notice. If we do not give such notice of non-renewal, within the 30-day period before the expiration date of this Letter of Credit, we will, within five (5) business days after receipt of a request from you, confirm in writing the date to which it has been extended. If we send you the aforementioned notice of non-renewal, you may also draw upon this Letter of Credit by presentation to us at our address, on or before the expiration date specified in such notice, of your draft drawn on us at sight accompanied by your signed and dated statement worded as follows:

“The undersigned, an authorized representative of the beneficiary (the “Beneficiary”) of __________ Letter of Credit Number ________ (the “Letter of Credit”), hereby certifies that (a) Beneficiary has received notice from __________ that the Letter of Credit will not be renewed beyond its current expiration date, and (b) __________ has failed to secure and deliver to

Beneficiary a replacement letter of credit in form and substance satisfactory to Beneficiary.”

This letter of credit is transferable and may be transferred by the beneficiary hereof to any successor or assignee of such beneficiary’s interest in the Lease or to any lender obtaining a lien or security interest in the property covered by the Lease; and may be successively so transferred. Each draft hereunder by any assignee or successor shall be accompanied by a copy of the fully executed documents or judicial orders evidencing such encumbrance, assignment or transfer.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL TWELVE-MONTH PERIODS THROUGH ______________[INSERT A DATE WHICH IS AT LEAST THIRTY (30) DAYS AFTER THE EXPIRATION OF THE TERM OF THE LEASE], AND WE HEREBY AGREE TO GIVE YOU WRITTEN NOTICE OF SUCH EXTENSIONS IN WRITING BY THE ____ DAY OF ____________ [INSERT THE DAY AND THE MONTH THIS LETTER OF CREDIT IS ISSUED] OF EACH YEAR DURING THE TERM HEREOF. IF FOR ANY REASON WE DETERMINE THAT THIS LETTER OF CREDIT SHALL NOT BE EXTENDED, WE HEREBY AGREE TO SEND YOU WRITTEN NOTICE THEREOF IN WRITING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE. IN THE EVENT THIS CREDIT IS NOT EXTENDED FOR AN ADDITIONAL PERIOD AS PROVIDED ABOVE, YOU MAY DRAW HEREUNDER. SUCH DRAWING IS TO BE MADE BY MEANS OF A DRAFT ON US AT SIGHT, WHICH MUST BE PRESENTED TO US BEFORE THE THEN EXPIRATION DATE OF THIS LETTER OF CREDIT. THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT. THIS LETTER OF CREDIT IS PAYABLE IN MULTIPLE DRAFTS AND SHALL BE TRANSFERABLE UPON OUR RECEIPT OF YOUR INSTRUCTIONS AND THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY, WITHOUT ADDITIONAL CHARGE.

Any draft drawn hereunder must bear the legend “Drawn under ________________________ Letter of Credit Number __________ dated ____________________. Except so far as otherwise expressly stated, this letter of credit is subject to the “Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Brochure No. 500.”

We hereby agree with you and all persons negotiating such drafts that all drafts drawn and negotiated in compliance with the terms of this letter of credit will be duly honored upon presentment and delivery of the documents specified above [IN PERSON] or [by certified or registered mail] to ____________________________ located at ______________________________________

if negotiated not later that 2:00 p.m. on or before the expiration date shown above.

If any instructions accompanying a drawing hereunder request that payment is to be made by wire transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the Beneficiary or the intended payee.

Very truly yours,

By _______________________________
Its _______________________________